AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 23, 2001.

                                                     REGISTRATION NO. 333-______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                ----------------

                                    FORM SB-2

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                                ----------------

                                 Forefront, Inc.
                                 ---------------
                 (Name of small business issuer in its charter)


     NEVADA                              7373                     98-0199128
----------------------------       ----------------            ----------------
(State or other jurisdiction      (Primary Standard            (I.R.S. Employer
    of incorporation or        Industrial Classification        Identification
      organization)                  Code Number)                    Number)

                          1413 Howard Avenue, Suite 104
                                Tampa, FL  33606
                                 (813)-253-2267
          (Address and telephone number of principal executive offices)

                          1413 Howard Avenue, Suite 104
                                Tampa, FL  33606
                                 (813)-253-2267
          (Address and telephone number of principal place of business)

                            Santu Rohatgi, President
                          1413 Howard Avenue, Suite 104
                                Tampa, FL  33606
                                 (813)-253-2267
            (Name, address and telephone number of agent for service)

                                ----------------
                Approximate date of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement.
                                ----------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                                                 CALCULATION OF REGISTRATION FEE

------------------------  ------------------------  ----------------------------  ----------------------------  -----------------
TITLE OF EACH CLASS OF                                   PROPOSED MAXIMUM             PROPOSED MAXIMUM             AMOUNT OF
SHARES TO BE REGISTERED   AMOUNT TO BE REGISTERED   OFFERING PRICE PER SHARE(1)   AGGREGATE OFFERING PRICE(1)   REGISTRATION FEE
------------------------  ------------------------  ----------------------------  ----------------------------  -----------------
Common Stock,             Shares of Common          $                        .25  $                 12,290,178  $           3,073
 .001 par value                Stock (2)
                             49,160,714
------------------------  ------------------------  ----------------------------  ----------------------------  -----------------

                    _________________________________________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) using the average of the closing bid price and the closing ask price reported by the Nasdaq OTC Bulletin Board for the Company's Common Stock as of January 18, 2001.

(2) Includes an estimated 43,478,260 shares issuable in connection with a $10,000,000 agreement with Cornell Capital Partners, presented by May Davis Group, Inc. See "The May Davis Transaction," and "Selling Shareholders."

(3) Includes 164,600 shares issued to certain selling shareholders in the past, as follows: 25,000 shares each of Anthony Agentowicz, John Solleder, and Bruce M. Goldfarb, and 20,000 shares of Trevor Michael, and 69,600 shares of Rising Solutions, Inc. See "The May Davis Transaction," and "Selling Shareholders."

(4) Includes a total of 3,500,000 shares, issuable in connection with a $250,000 Debenture loan to the Company on or about this date, upon a conversion of the Debenture, to Rance Merkel, Michael Woelfel, Connie Benesch, Cynthia Wilson, Gerald Holland, and Maryellen Misiak. See "The May Davis Transaction," and "Selling Shareholders."

(5) Includes a total a total of 1,041,664 shares issuable under warrants held by certain of the selling shareholders, as follows: 8,333 shares each by Robert Farrell, Joseph W. Donohue, Jr., Mark Angelo, and Hunter Singer, the May Davis Group, Inc., and Trans-Global Capital Holdings, Ltd. and 166,666 shares of Trans-Global Capital Holdings, Ltd. ("Trans-Global"); and a total of 1,142,857 shares issued to them, as follows: 187,810 shares to each of Messrs. Farrell, Donohue, Angelo, Singer, and a Mr. Owen May, 4,000 shares of James Gonzales, 12,000 shares of Kenneth G. Merkel, III, and
     187,810 shares of Trans-Global. See "The May Davis Transaction," and "Selling Shareholders."

                     -------------------------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY CHANGE. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED JANUARY 23, 2001.
                                   PROSPECTUS
                                 FOREFRONT, INC.
                             SHARES OF COMMON STOCK

This prospectus relates to the offering, by certain persons who are shareholders or may become shareholders, of a total of 45,682,454 shares of common stock pursuant to this prospectus, consisting of the following:


An estimated 43,478,260 shares is issuable in connection with a $10,000,000 equity credit line agreement with Cornell Capital Partners, LLP ("Cornell Partners"), presented by May Davis Group, Inc. ("May Davis"). At such time as Cornell Partners purchases $10,000,000 of our common stock, we, in our discretion, may elect to enter into a second substantially identical $10,000,000 common equity credit line agreement. Any shares as to a second common equity credit line agreement are not included in this offering. 164,600 shares were issued in the past to certain selling shareholders, who were given registration rights, as follows: 25,000 shares each to Anthony Agentowicz, John Solleder, and Bruce M. Goldfarb, and 20,000 shares to Trevor Michael, and 69,600 shares to Rising Solutions, Inc. A total of 3,500,000 shares issuable in connection with a $250,000 Debenture loan to the Company on or about this date are also included as shares which may be sold by selling shareholders, upon conversion of the Debenture by Rance Merkel, Michael Woelfel, Connie Benesch, Cynthia Wilson, Gerald Holland, and Maryellen Misiak. A total of 1,041,664 shares issuable under warrants held by certain of the selling shareholders, as follows: 8,333 shares each by Robert Farrell, Joseph W. Donohue, Jr., Mark Angelo, Hunter Singer, and the May Davis Group, and Trans-Global Capital Holdings, Ltd. ("Trans-Global"); 166,666 shares each by Robert Farrell, Joseph W. Donohue, Jr., Mark Angelo, Hunter Singer, and the May Davis Group, and Trans-Global Capital Holdings, Ltd. ("Trans-Global"); and a total of 1,142,860 shares issued to them, as follows: 187,810 shares to each of Messrs. Farrell, Donohue, Angelo, Singer, and a Mr. Owen May, 4,000 shares of James Gonzales, 12,000 shares of Kenneth G. Merkel, III, and 187,810 shares of Trans-Global. See "The May Davis
Transaction,"  and  "Selling  Shareholders.,"  and  "Certain  Transactions."


We  will  not  receive  any  proceeds  from  the  sale  of  any of these shares.
However, we may receive approximately $10,822,914 in proceeds under our agreements and warrants with May Davis and certain of the other selling shareholders, as in the case of proceeds from the exercise of the warrants. Our common stock is quoted on the Nasdaq Bulletin Board under the symbol "FOFR." On January 18, 2001, the last reported sales price of our common stock was $.25 per share. The selling shareholders may sell their shares in one or more transactions on the Nasdaq Bulletin Board or on any exchange on which our common stock may be listed. They may also sell in privately negotiated transactions or otherwise, or a combination of such methods of sale, at market prices prevailing at the time of sale or prices related to such prevailing market prices or at negotiated prices. The selling shareholders may sell the shares to or through broker-dealers, and such broker-dealers may receive compensation from the selling shareholders and/or purchasers of the shares for whom they may act as agent (which compensation may be in excess of customary commissions). The selling shareholders and any participating broker-dealers may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). May Davis is an "underwriter" within the meaning of the Securities Act of 1933. We cannot estimate at the present time the amount of commissions or discounts, if any, that will be paid by the selling shareholders on account of their sales of the shares from time to time. We will indemnify the selling shareholders against certain liabilities, including certain liabilities under the Securities Act. See "Plan of Distribution."

PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF CERTAIN FACTORS YOU SHOULD CONSIDER IN CONNECTION WITH ANY DECISION TO PURCHASE SHARES IN THIS OFFERING.

YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE COMMON STOCK IS NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.
NEITHER THE U. S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS ________, 2001.

                                TABLE OF CONTENTS


                                                                          Page
                                                                          ----
                                                                          Number
                                                                          ------

FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . .5
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
PRICE RANGE OF OUR COMMON STOCK . . . . . . . . . . . . . . . . . . . . . 10
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
THE MAY DAVIS TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . 12
PLAN OF OPERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
PRINICIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . 23
SELLING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . .25
CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .26
DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . 27
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . .28
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . . . . 29
INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . F-1

                           FORWARD LOOKING STATEMENTS
                           --------------------------

Some of the information in this prospectus contains forward-looking statements within the meaning of the federal securities laws. These statements include, among others, business development plans, strategies, expectations regarding competition and market acceptance of our products and services. Forward-looking statements typically are identified by use of terms like "may," "will," "expect," "anticipate," "estimate" and similar words, although some forward-looking statements are expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including our substantial operating losses, availability of capital resources, ability to compete effectively, economic conditions, unanticipated difficulties in development of products and services, ability to gain market acceptance and market share, ability to manage growth, dependence on third party content providers and dependence on our key personnel. You should also consider carefully the risks described in this prospectus or detailed from time to time in our filings with the Securities and Exchange Commission. See "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                  RISK FACTORS
                                  ------------


The securities offered hereby are highly speculative. You should purchase them only if you can afford to lose your entire investment in us. You should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus. As used in this prospectus, the terms "we," "us," "our," "the Company" and "Forefront" mean Forefront, Inc., with consideration of the business of its subsidiary (unless the context indicates a different meaning) and the term "common stock" means Forefront, Inc.'s common stock, $.001 par value per share.


WE  HAVE  ONLY  A  LIMITED  OPERATING  HISTORY  WITH OUR CURRENT BUSINESS MODEL.

Forefront, Inc., a Nevada corporation, was formed in July, 1998, under the name Anyox Resources Inc. The Company is a development-stage company with its core business focused on the research and development of new Web-based technologies. We therefore have only a limited operating history under our current business plan for you to evaluate our business. You must consider the risks, expenses and uncertainties that a technology company with new web-based concepts like ours faces. These risks include our ability to successfully: enter the still new web-based market; recognize sales and revenues, while currently there are none; meet our working capital needs; and otherwise become a profitable company. If we are unsuccessful in addressing these risks, our business, financial condition and results of operations will be materially and adversely affected.

WE  HAVE  A HISTORY OF OPERATING LOSSES, ACCUMULATED DEFICITS AND LIMITED FUNDS.

We have a history of operating losses and expect to continue to incur operating losses for the foreseeable future as we continue to invest in our plans. Our current financial resources are limited and will be utilized for execution and expansion of our business plan. Our ability to execute our plans will depend on our ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that such financing will be obtained. Nor can we give any assurance that we will generate substantial revenues or that our business operations will prove to be profitable. Our operations are subject to all of the risks inherent in completion of new web-based concept and then successful implementation of the concept to the market. Our likelihood of success must be considered in light of our limited financial resources and the problems, expenses, difficulties, complications and delays frequently encountered in connection with establishing a new business including, without limitation, market acceptance of our products, regulatory requirements, unanticipated expenses and competition. We don't know if our business will be successful.

WE  NEED  ADDITIONAL  FINANCING  FOR  GROWTH.

We may not be able to obtain additional capital or generate sufficient revenues to fund our plans. The growth of our business will require investment on a continuing basis to finance capital expenditures and related expenses for web applications, technology development, labor, consultants, equipment, licenses and related agreements, marketing and other expenses. Our future capital requirements will depend upon a number of factors, many of which are not within our control, including research costs, working capital costs, marketing expenses, and competitive conditions. Although we have recently signed agreements for additional capital, we regularly pursue additional financing sources, but we may not be able to raise such capital or such capital may not be sufficient.

GOVERNMENT  REGULATION  AFFECTS  OUR  BUSINESS.

The laws and regulations applicable to the Internet will directly impact Forefront because its products and services are heavily dependent on use of the Internet. These laws and regulations are still evolving and unclear and have the potential of damaging Forefront's business though we are not aware of any specific laws or any that are pending that will have a negative impact. However, any laws pertaining to the Internet, if enacted, could potentially have a negative impact on the marketplace for Forefront's products and services due to either an impact on the Internet audience or an impact on the clients who use Forefront's products and services to convey their video images through the Internet to an audience or otherwise.

WE  MUST  ESTABLISH  AND  MAINTAIN  OUR  TRADE  NAME.

We must establish our name, primarily through successful marketing, as an accepted company supplying at least one, and hopefully more, web-based products, and maintain such trade name or brand awareness. For us to be successful in establishing our brand, the Internet market, including consumers and Internet service providers, must perceive us as offering quality, technologically advanced, cost-effective products. Our business could be materially adversely affected if our marketing efforts are not productive, or if we cannot create and maintain our trade name or brand awareness.

OUR  FINANCIAL  RESULTS  MAY  FLUCTUATE  SIGNIFICANTLY.

Our operating results, including on a quarterly basis, may fluctuate significantly in the future as a result of a variety of factors, some of which are outside our control. These factors include: the demand for our product and services as currently contemplated and as developed or marketed in the future; our expense for research, development and as we pursue our plans; the timing and amount of advertising and license revenues; the amount and timing of capital expenditures and other costs related to operations; the introduction of new products by us or our competitors; pricing changes in the industry; new government regulations that affect web-based internet companies; general economic conditions; and possible seasonality, price and cost factors affecting the promotion of our products. Due to all of these and possibly other factors, our operating results may fall below market expectations. If this happens, the trading price of our common stock would likely decline, perhaps significantly.

WE  FACE  INTENSE  COMPETITION.

The Company is in direct competition with established companies in the same market. The primary competitors are other Internet advertising technology companies and other advertising mediums. Additionally, other companies not presently in competition with the business of the Company may enter the market targeted by the Company. The Company can anticipate competition in its efforts to establish itself in targeted markets and to expand into new markets. There can be no assurance that the Company will be able to compete successfully with existing or new competitors, some of which may possess more financial resources and name recognition than the surviving entity. Any pricing pressures, reduced margins or inability to obtain market share or even loss of market share resulting from our failure to compete effectively would materially adversely affect our business, financial condition and operating results.

NO MATERIAL REVENUES AND REVENUES DERIVED FROM VENTURES MAY NOT GENERATE CASH FLOWS.

We have no material revenues and we expect to derive a portion, aside from sales, of our future revenues from potential strategic license agreements, and joint venture or partnership or other agreements. These agreements, if any, may not generate cash flow.

WE WILL SUFFER IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL IN HIGH DEMAND.

We depend on the services of our senior management. Our success is largely dependent on our ability to hire highly qualified managerial personnel both knowledgeable about internet technology and the operations of a public company. These individuals are in high demand and we may not be able to attract the staff we need. In addition, the loss of the services of any of our senior management could have a material adverse effect on our business, financial condition and operating results.

OUR VENTURES MAY STRAIN OUR MANAGERIAL, OPERATIONAL AND FINANCIAL RESOURCES AND MAY BE DISRUPTIVE TO OUR BUSINESS.

We are trying to establish ventures with complementary businesses for the utilization of technologies, services and products and intend to continue these efforts in the future; however, we may be unable to integrate or implement these joint ventures or alliances effectively. Difficulties in this process could disrupt our ongoing business, distract our management and employees, increase our expenses and otherwise adversely affect our business.

FINANCING  FOR  VENTURES  MAY  NOT  BE  AVAILABLE.

We do not know if we will be able to identify any future joint or other ventures, acquisitions or alliances or if we will be able to successfully finance these transactions. To finance these transactions, it may be necessary for us to raise additional funds through public or private financings, which may not be available on acceptable terms, if at all. A failure to identify or finance future transactions may impair our growth.

THE  COMPANY  DOES  NOT  HAVE  PRODUCT  LIABILITY  INSURANCE.

The Company has not acquired liability insurance with respect to provision of its products and services. Without insurance to cover damages resulting from liability claims stemming from our products or services, the Company must shoulder any award of damages against it which could significantly affect its business operations if the award is substantial. Although we do not now carry product liability insurance we do intend obtain such coverage once sales commence. Once product liability insurance does come into effect, such coverage may not cover all potential claims or may not be adequate to completely cover costs incurred in defense of potential claims or to indemnify us for all liability that may be imposed. Any costs or imposition of liability that is not covered by insurance or in excess of insurance coverage could have a material adverse effect on our business, financial condition and operating results.

WE  DEPEND  ON  OTHERS  BEYOND  OUR  CONTROL.

Like many businesses, we currently depend on others beyond our control, as well as those we engage or contract with in the future. Consultants, research testing organizations, distributors, and licensees, for example, may act or fail to act in a way that directly or indirectly damages our business. Our success depends significantly on our ability to create and maintain our relationships. Some of our agreements may be short-term and non-exclusive.
These  factors  could  be  materially  adverse  to  our  business.

OUR  STOCK  PRICE  IS  SUBJECT  TO  MARKET  VOLATILITY.

The stock market experiences volatility that affects the market prices of equity securities of technology companies generally. This volatility includes rapid and significant decreases or increases in the trading prices of certain companies that do not bear any reasonable relationship to operating performance of such companies. These fluctuations may materially affect the trading price of our common stock. In the past, following periods of volatility in the market price for a company's securities, shareholders have often instituted securities class action litigation. Litigation could result with substantial costs and the diversion of management's attention and resources, which could have a material adverse effect on our business, financial condition and results of operations.

OUR  STOCK  PRICE  IS  HIGHLY  VOLATILE  AND  COULD  DROP  UNEXPECTEDLY.

The average daily trading volume for our common stock fluctuates significantly and as a result of this and other factors, the price at which our common stock trades is highly volatile and may fluctuate substantially for the foreseeable future. As a result, investors in our common stock may experience a decrease in the value of their common stock regardless of our operating performance or prospects.

OUR  PRESENT  MANAGEMENT  HAS  THE  VOTING  POWER  TO  CONTROL  OUR  AFFAIRS.

As of the date of this prospectus, our officers and directors own approximately 8% of our outstanding common stock. Consequently, these individuals may not be in a position to influence the election of a majority of our Directors and to exercise control over our affairs generally.

SPECIAL VOTING POWERS OF CLASS A PREFERRED STOCK OF THE COMPANY HELD BY CERTAIN PERSONS DILUTE THE VOTING POWER OF OTHER STOCKHOLDERS OF THE COMPANY.

The Class A Preferred Stock issued to Wyly Wade and Mark Gray has special voting powers that dilute the voting power of other stockholders of the Company. They are able to determine the outcome of any vote in respect of all key decisions affecting the Company, and they could exercise poor business judgment or put their interests ahead of those of the shareholders generally.

CERTAIN PERSONS CONTROL THE ISSUANCE OF PREFERRED STOCK THEREBY PREVENTING A CHANGE IN CONTROL OF THE COMPANY.

Preferred shares may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors of Forefront may determine by resolution. The Board of Directors of Forefront has issued Class A Preferred Stock with dilutive or voting preferences to delay, defer or prevent a change in control of the Surviving Corporation. In addition, the concentration of control over Forefront's voting power and common shares in Wyly Wade and Mark Gray could prevent any change in control of Forefront not acceptable to Wyly Wade and Mark Gray. The Board of Directors may not authorize the issuance of additional Preferred Stock without the consent of Wyly Wade and Mark Gray. As a result of these provisions, Wyly Wade and Mark Gray will control whether any change in control occurs, and in any contested change in control, they may exercise poor business judgment or put their interests ahead of those of the shareholders generally.

FUTURE  SALES  OF  COMMON  STOCK  COULD  DEPRESS  THE PRICE OF OUR COMMON STOCK.

Future sales of substantial amounts of common stock pursuant to Rule 144 under the Securities Act of 1933 or otherwise by certain shareholders could have a material adverse impact on the market price for the common stock at the time. There are presently approximately 17,229,686 outstanding shares of our common stock held by Management and other shareholders which are deemed "restricted securities" as defined by Rule 144 under the Securities Act. Under certain circumstances, these shares may be sold without registration pursuant to the provisions of rule 144. In general, under rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one (1%) percent of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by rule 144. In addition, rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to rule 144 may have a depressive effect on the price of our common stock.

EVEN IF OUR STOCK PRICE DECREASES, WE MAY ELECT TO CAUSE PURCHASES OF OUR COMMON STOCK TO BE MADE UNDER THE EQUITY CREDIT LINE AGREEMENT, CAUSING MORE SHARES TO BE OUTSTANDING AND RESULTING IN SUBSTANTIAL DILUTION.

The purchase price for the common stock to be issued to the selling shareholder under the equity credit line agreement will fluctuate based on the closing price of our common stock. See "The May Davis Transaction" for a detailed description of the purchase price and the relation of the purchase price to the percentage of the outstanding shares of our common stock issuable pursuant to the equity credit line agreement.

All shares registered in this offering will be freely tradable. We expect that shares registered in this offering will be sold over a period of up to 25 months from the date of this prospectus, subject to extension by the Company. The sale of a substantial number of shares of our common stock under this offering, or anticipation of such sales could make it more difficult for us to sell equity or equity related securities in the future at a time and price we deem appropriate. If Cornell Partners purchased the full amount of shares purchasable under the first tranche of the equity credit line agreement on the date of this prospectus, the purchase price would have been $.23 per share and Cornell Partners would have been able to purchase 43,478,260 shares of our common stock. Assuming purchase under the agreement of a total of 43, 478,260 shares of common stock on the date of this prospectus, these shares if issued, without consideration of any other shares to be issued to or in respect of May Davis and considering the outstanding shares of the Company, would represent approximately 64% of our outstanding common stock as of January 18, 2001. This would result in significant dilution to the ownership interests of other holders of our common stock. Such dilution could be more significant if the future trading price of our common stock is lower than the current trading price of our stock at the time Cornell Partners purchases shares of our common stock under the equity credit line agreement, as a lower trading price would cause more shares of our common stock to be issuable. . The purchase under the common equity credit line agreement of a significant percentage of our outstanding stock may result in substantial dilution to the ownership interests of other holders of our common stock.

WE COULD LOSE OUR THE COMMON EQUITY CREDIT LINE AGREEMENT OR IT COULD LEAD TO DOWNWARD PRESSURE ON OUR STOCK PRICE.

Our equity credit line agreement with the investor is subject to conditions and termination which we may or may not be able to control, including that we may lose our funding source if Santu Rohatgi does not continue in Management. Also, either actual dilution caused by sales of our common stock to Cornell Capital or the perception of such dilution by holders of our common stock could cause holders to elect to sell the shares of common stock held by them, which could cause the trading price of our common stock to decrease. Furthermore, a perception that sales of our common stock to Cornell Capital may lead to downward pressure on the trading price of our common stock could provide an incentive for short-selling which could also adversely affect the trading price of our common stock.

WE  ARE  SUBJECT  TO  SUITS  THAT  MAY RESULT IN ADVERSE RULINGS TO THE COMPANY.


While we are not subject to any suit, nor anticipate any, without any guarantee, we may experience one or more suits in the months ahead, often commonplace for businesses, relating to investors, employees or subcontractors. An investor who provided $500,000 in bridge loans to the Company delivered, this past year, a notice of default and demand for payment of the bridge loans. According to their terms, the bridge loans were due in March, 2000. However, it is our position the investor was in default also. We believe we have reached a resolution whereby the loans will be repaid and the matter addressed later this year. However, no assurance exists this matter will not result in litigation. Although the Company may have counterclaims against the investor, any litigation would be costly and could distract Management from its primary task of running the business. In addition, an investor which allegedly had registration rights to include 250,000 shares of stock in this registration defaulted on the agreement, and it is our position, without the benefit of any court order, that the investor no longer has any rights. No guarantee exists we are correct. Any one or more suits could have material adverse consequences to our business.

THE SALE OF THE SHARES REGISTERED IN THIS OFFERING COULD CAUSE OUR STOCK PRICE TO DECLINE.

All shares registered in this offering will be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 25 months from the date of this prospectus, subject to an extension by the Company. As we are required under law, we will need to file post-effective amendments to the registration statement to which this prospectus is made a part, to maintain a current prospectus. We may require Cornell Partners as the selling shareholder, to purchase a significant amount of common stock. The sale of a significant amount of shares registered in this offering at any given time could cause the trading price of our common stock to decline.

OUR  COMMON  STOCK  MAY  BE  DEEMED  TO  BE  "PENNY  STOCK."

Our common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

     o   With  a  price  of  less  than  $5.00  per  share;

     o   That  are  not  traded  on  a  "recognized"  national  exchange;

     o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

     o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to resell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.



                        PRICE  RANGE OF OUR COMMON STOCK
                        --------------------------------

The Company's common stock initially began trading on the Over-the-Counter Bulletin Board (OTC-BB) under the symbol "ANYX" on February 24, 2000. The Company's name change from Anyox Resources to Forefront, Inc. was effective May 30, 2000, and the Company's common stock began trading under its new symbol "FFNT" on June 6, 2000. In January, 2001, the Company undertook a one for five reverse stock split of its common stock, and in conjunction with the split, the symbol was changed, to the current symbol FOFR. The first table sets forth the range of the high and low bid prices for the first quarter, covering the period of February 24, 2000 through March 31, 2000, as quoted by the Nasdaq Trading and Market Services. The second table sets forth the range of high and low sales prices of the Company's common stock, as quoted by FinancialWeb.com for the second quarter, covering the period of April 1, 2000 to June 30, 2000. The third table sets forth the range of high and low bid sales prices for the two quarters ended September 30, 2000, and December 31, 2000. All figures included in the tables have been adjusted for presentation to reflect the one for five reverse stock split in January, 2001. Quotations in tables 1 and 3 are believed to reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. To the extent that the Company is unable to determine a bid price on a quarterly date, the prices below are determined on the closest date available to the Company:

TABLE  1:
---------
                                       High         Low
                                    ---------------------

2/24/00 - 3/31/00                    $3.4625      $1.25

TABLE  2:
---------

                                       High         Low
                                    ---------------------
 4/1/00 - 6/30/00                    $  2.850     $0.45

TABLE  3:
---------

                                       High         Low
                                    ---------------------

7/1/00 - 9/30/00                     $3.99        $2.02
10/1/00 - 12/31/00                   $3.71        $ .77


On January 18, 2001, the Company's common stock was held by approximately 200 shareholders of record and by indeterminate number of investors through nominee or street name accounts with brokers.

The Company has not paid dividends in prior years and has no plans to pay dividends in the near future. Any payment of dividends would depend upon the Company's pattern of growth, profitability, financial condition, and such other factors as the Board of Directors may deem relevant.


                                 USE OF PROCEEDS
                                 ---------------

We will not receive any proceeds from the sale of securities being offered by this prospectus. We are registering the shares for sale to provide the selling shareholders with freely tradable securities, but the registration of these shares does not necessarily mean that any of these shares will be offered or sold by the selling shareholders. However, we may receive up to $20,000,000 in proceeds under our agreement with May Davis and Cornell Partners and we may receive proceeds from the exercise of the warrants. Such proceeds will be use for working capital and other corporate purposes. See, "The May Davis Transaction," and "Selling Shareholders."

We have not declared any dividends on our common stock in the past two fiscal years and do not contemplate paying cash dividends for the foreseeable future, but instead will retain any earnings to fund our growth and research and testing. Any decision to pay cash dividends on our common stock in the future will depend on our ability to generate earnings, our need for capital, our overall financial condition and such other factors as our Board of Directors deems relevant.

                            THE MAY DAVIS TRANSACTION
                            -------------------------


GENERAL. We have entered into, in January, 2001, two Placement Agreements with the May Davis Group, Inc. ("May Davis"); in summary, one provides for a placement of $10,000,000 of our common stock to a subscriber presented by May Davis, and the other provides for the placement of $250,000 of convertible debentures by our Company to subscribers presented by May Davis. As to the first agreement, pursuant to the January, 2001, equity line of credit agreement with Cornell Capital Partners ("Cornell Partners") facilitated by May Davis Group, Inc. ("May Davis") (sometimes the "Line of Credit"), we may, at our discretion, periodically issue and sell to Cornell Partners shares for a total purchase price of $10 million in multiple closings. If our Company requests an advance under the agreement, Cornell Partners will purchase shares of common stock of our Company for 91% of the lowest closing bid price reported on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 10 days immediately following our request for an advance or put date and ending on the trading day immediately before the closing of that transaction. Cornell Partners intends to resell any shares converted under the Line of Credit at the market price. Our debenture transaction is the placement of debentures as detailed below. In connection with both placements, our Company granted to May Davis shares of common stock and warrants to purchase shares. May Davis has decided that most of the shares and warrants will be transferred to Mark Angelo, Hunter Singer, Joseph Donahue and Robert Farrell. Mark Angelo, Hunter Singer, Joseph Donahue and Robert Farrell are employees of May Davis. As to the Line of Credit, we agreed to supply warrants to purchase eight hundred and thirty three thousand and three hundred and thirty three (833,333) shares of the Company's common stock at an exercise price of one hundred and ten percent (110%) of the closing bid price of the Company's common stock on the day of closing. The exercise price will be reset six (6) months from the closing date to 110% of the then current closing bid price if the stock on that day is below its price on the closing. May Davis or the holders shall be entitled to certain demand registration rights with respect to the shares of common stock issuable upon exercise of the warrants and the shares of common stock pursuant to a registration rights agreement. Also, May Davis shall receive as cash compensation an amount equal to three and three fifths percent (3.6%) of the gross proceeds of each advance to the Company pursuant to the Line of Credit. Upon Closing the Company shall issue to May Davis or its designated parties, nine hundred and fifty five thousand and forty seven and one half (955,047.5) restricted shares of the Company's common stock, and such stock shall also be subject to this registration.


Apart from certain selling shareholders who received shares prior to the transactions with May Davis, this prospectus primarily relates to the shares of common stock issued in connection with the Line of Credit, issuaable under the warrants, and to be issued upon conversion of the debentures. The effectiveness of the Line of Credit is conditioned upon us registering the shares of common stock underlying the agreement with the Securities and Exchange Commission. The placement of the convertible debentures is effective upon the filing of the registration statement, with the closing to occur within 5 days thereafter, so that our Company will receive $250,000, less fees and expenses of the transaction estimated at approximately $30,000.

ADVANCES. Pursuant to the Line of Credit, we may periodically sell shares to Cornell Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance or put. There must be a minimum of 11 trading days between puts.

MECHANICS. Under the Line of Credit, we may, at our discretion, request advances by written notice, specifying the amount requested up to the maximum advance amount. A closing will be held 11 days after such written notice at which time we will deliver shares and the investor will pay the advance amount. We have the ability to determine when and if we desire to draw an advance if certain conditions are met.

COMMITMENT PERIOD. As part of the Line of Credit, we may request an advance at any time during a 30 month commitment period, subject to termination for certain events, including, breach of contract, if our President ceases to be part of Management, and other events. The commitment period begins on the date the Securities and Exchange Commission first declares the accompanying registration statement effective.

MAXIMUM ADVANCE AMOUNT. We may not request advances in excess of a total of $10 million, though at such time as Cornell Partners purchases $10,000,000 of the Company's Common Stock, the Company, at its discretion, may elect to enter into an additional $10,000,000 common stock agreement with Cornell Patners. In addition, each individual advance is subject to a maximum advance amount based on an average daily volume of our Company's common stock. The maximum amount of each advance is equal to 150% of the average daily volume of our Company's common stock for the 10 day trading period before each put or advance closing multiplied by the purchase price.


CONVERSION PRICE. The advances under the Line of Credit are converted into shares of common stock at a price of 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal trading market for the 10 days immediately following the notice of conversion. Note that the net proceeds to be received by our company will be lower than the purchase price due to our obligation to pay a placement agent fee of 3.6% of each advance to May Davis.


REGISTRATION   RIGHTS.   We  granted  to  the  various  May  Davis  parties
registration rights. We are also obligated to register the shares of common stock issue to be issued upon exercise of the warrants. The registration statement accompanying this prospectus will register such shares upon effectiveness. The May Davis registration rights were subsequently transferred along with the warrants to Mark Angelo, Hunter Singer, Joseph Donahue and Robert Farrell. The cost of this registration will be borne by us.

NET PROCEEDS. We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw. However, we expect to incur expenses of approximately $150,000 consisting primarily of professional fees incurred in connection with registering of the shares in this offering. In addition, we are obligated to pay the May Davis a cash placement agent fee.

USE OF PROCEEDS. We intend to use the net proceeds received under the Line of Credit and debenture transactions for general corporate purposes, such as working capital, possible future acquisitions, and as otherwise determined by Management.


PLACEMENT AGENT. We retained the May Davis to act as our placement agent in connection with the Line of Credit and debenture transactions. We will pay a cash placement agent fee to the May Davis Group, Inc. equal to 4.5% of each advance under the Line of Credit. Further, we granted to the May Davis Group, Inc. warrants to purchase shares of common stock. The exercise price of the warrants will be reduced in certain cases. All warrants are exercisable for five years after the date of issuance. The holders of the warrants may, under certain circumstances, exercise the warrants pursuant to a cashless exercise. May Davis has decided to transfer the shares and warrants among certain persons, including as to the debentures, and the following summarizes the share and warrants included herein relating to May Davis, as follows: a total of 3,500,000 shares issuable in connection with a $250,000 debenture to the Company on or about this date are also included as shares which may be sold by selling shareholders, upon conversion of the debenture, by Rance Merkel, Michael Woelfel, Connie Benesch, Cynthia Wilson, Gerald Holland, and Maryellen Misiak and shares issuable under warrants held by certain of the selling shareholders, as follows: 8,333 shares each by Robert Farrell, Joseph W. Donohue, Jr., Mark Angelo, and Hunter Singer; and a total of 1,142,860 shares issued to them, as follows: 187,810 shares to each of Messrs. Farrell, Donohue, Angelo, and Singer, and a Mr. Owen May, 4,000 shares of James Gonzales, and 12,000 shares of Kenneth G. Merkel, III.

NUMBER OF SHARES TO BE ISSUED. We cannot predict the actual number of shares of common stock that will be issued pursuant to the Line of Credit or debentures, in part, because the conversion price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. To assist our stockholders in evaluating the number of shares of common stock that could be issued to Cornell Capital Partners, LLP. and the May Davis Group, Inc. at various prices, we have prepared the following table. This table shows the number of shares of our common stock that would be issued with and without the warrants at various prices.

DEBENTURE  TRANSACTION

The Company will receive $250,000 less certain fees and expenses in consideration of the issuance of convertible debentures. The Company promises to pay to the Holders of the $250,000 of debentures in lawful money of the United States of America and in immediately available funds the principal together with interest on the unpaid principal of this Debenture at the rate of five percent (5%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Debenture until paid. At the Company's option, the entire principal amount and all accrued interest shall be either (a) paid to the Holder on the five (5) year anniversary from the date hereof or (b) converted. The Holder is entitled, at its option, to convert at any time and from time to time after ninety (90) days from the closing, until payment in full of the debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into shares of the Company's common stock at the price per share equal to either (a) an amount equal to 120% of the closing bid price on the closing of the common stock as listed and as quoted by Bloomberg L.P., or
(b) an amount equal to eighty percent (80%) of the five (5) lowest closing bid price of the common stock for the twenty (20) trading days immediately preceding the conversion.



                                PLAN OF OPERATION
                                -----------------

The following discussion and analysis should be read in conjunction with the financial statements in this registration statement.

The Company remains a development stage company with immaterial revenues and substantial general and administrative expenses, including expenses related to its clinical studies programs. The Company's cash has been provided from its fund-raising activities, all of which have been conducted on a private basis (as to fund raising, we have received capital in private placements of restricted stock to persons known by Management and believed to be accredited investors.) The Company believes potential private placements, the agreement with May Davis, and an eventual registered public offering, if successful, will assist the Company in meeting its cash needs, but there is no guarantee.

These sporadic private placements are only to persons who are mostly, in management's opinion, accredited investors, and willing to assume the risk of loss of their entire investment, and management hopes that these
subscriptions  will  continue.  The  Company  is  seeking  an   underwriter  to
underwrite a public offering of securities, and has sporadic discussions with interested parties in New York, primarily, in the hope that one will be engaged.

The Company has not been able to substantially meet its cash needs during the past 12 months. In January, 2001, we entered into a equity credit line agreement with Cornell Capital Partners presented by May Davis Group, Inc., to sell $10 million of the Company's common stock. The aggregate equity investment committed to the Company by May Davis could reach $20 million.
These funds will be used to further develop our products, working capital, and for acquisitions, alliances and other corporate opportunities. After the
U.S.  Securities  &  Exchange   Commission  has  declared   effective  a
registration statement, each month we anticipate recognizing proceeds from our agreement relating to May Davis. Other terms and conditions apply.

We hope to generate revenue from licensing fees, creative production fees and a technology license based on a cost-per-play model. We plan to produce and distribute CyberSpot production software that will enable global production of CyberSpots by advertisers, agencies and web development firms. Forefront plans to license its family of technologies within the U.S., Asia and Europe.

Forefront revenue model currently focuses on four distinct revenue drivers: (1) the development of CyberSpot ads; (2) the delivery of CyberSpot ads; (3) CyberSpot enterprise licensing; and (4) DVT licensing. Each revenue driver has associated variable expenses. Ad production variable costs are comprised entirely of human resources. A certain number of personnel are needed to produce and test each ad. DVT variable costs are also comprised entirely of human resources. The DVT team will be responsible for marketing the DVT technology and identifying additional applications for the technology. The CyberSpot per play variable cost is comprised of the fee charged by the ad delivery strategic partner. Development of the toolkit is the largest expense item included in the operating expenses. Executive and operational team salaries and benefits, CyberSpot licensee technical support, legal fees and advertising also account for a significant portion of the operating expenses.

Forefront has recognized no revenue but has contracts, orders, and letters of intent from customers. In addition, Forefront is presently producing commercial spot advertisements that may generate future revenue. Revenue recognition in the calendar year 2001 will depend upon the status of the projects at that time and the applicable revenue recognition accounting standards.

For the year ended June 30, 2000, the Company expended approximately $4,500,000 compared to spending of $20,000 for the period July 13, 1998 (inception) through June 30, 1999. During both periods the expenses were administrative in nature. On an ongoing basis, the Company expects to incur expenses typical to an OTC Bulletin Board entity, including accounting fees, legal fees, filing fees and transfer agent fees. The Company has five full time employees, with the subsidiary Forefront Tech absorbing all personnel and indirect costs.

The Company and subsidiary Forefront Tech (formerly WPI) individually financed their operations to date with a series of Regulation D offerings of their respective shares of capital stock, generally for cash. The combined operations had net working capital deficit of $1,770,000 at June 30, 2000. The current liabilities of $1,851,000 at June 30, 2000, include $500,000 of bridge financing from a shareholder group, $106,000 of bridge financing from two company founders, and accounts payable of $826,733.

The Company's estimated monthly cash requirements approximate $75,000. This amount may decrease as revenue is generated. However, like most other development stage companies, Forefront Tech and the Company may not generate cash from operations for a number of quarters, if at all. The Company has experienced severe cash flow deficiencies starting in June 2000.

As discussed in more detail under "Risk Factors", the Company is in immediate need of capital due to significant cash flow deficiency and may not continue as a going concern.

In recognition of this issue, the Company is continually searching for sources of additional financing and pursuing venture capital investors. Although the competition for funding is strong, the Company believes it has unique, protectable technology. It also believes its public status will be appealing for potential venture capital investors to execute their respective exit strategies. Should the Company be unable to continue as a going concern, the assets and liabilities listed in the accompanying financial statements would require restatement on a liquidation basis which would differ materially from the values as a going concern.


                                    BUSINESS
                                    --------

THE  COMPANY

Forefront, Inc. (including its operating subsidiary, unless the context otherwise requires, the "Company" or "Forefront"), a Nevada corporation, was formed in July, 1998, under the name Anyox Resources Inc. Anyox Resources, Inc. was a development-stage company engaged in the exploration of minerals. On March 15, 2000, Anyox Resources, Inc. entered into a Share
Exchange Agreement (the "Agreement") with Web Partners, Inc. ("WPI"), a Florida corporation formed in September, 1998, and two of WPI's primary shareholders, Wyly Wade and Mark Gray. The Agreement allowed Anyox Resources to acquire WPI. As a result of the Agreement, the management of WPI effectively took control of Anyox Resources, and the two WPI principals, Mr. Wade and Mr. Gray, became major shareholders of the Company. As a result of the merger, Anyox Resources changed its name to Forefront, Inc.

The Company is a development-stage company with its core business focused on the research and development of new Web-based technologies primarily directed to Internet advertising concerns. The Company also provides creative production services in connection with developing online 30-second commercial spot advertisements.

The description of our Company, the industry, competition, our plans and other statements rely heavily upon our own creativity, research, opinions, forecasts, estimations and other subjective criteria that may or may not prove accuarate, and is subject to the evolution of technologies, the Internet and our plans, among other variables.

INDUSTRY  BACKGROUND

Over the last several years, the marketplace has had high expectations for business opportunities on the Internet. These expectations have been reflected in the investments into the Internet made by traditional companies, and the market capitalization of many new Web-based companies. The popularity of the Internet has been well documented in recent years.

With an increasing number of users, the Internet is also gaining in importance as a medium for advertising. Computer time is the leading activity that takes people away from watching television, the currently preferred means used by advertisers to reach an audience. Yet despite the rapidly growing Internet audience, there are still barriers that have kept Internet advertising from reaching its full potential. Marketers are still trying to gauge Internet advertising's overall effectiveness, and to identify which techniques are most effective.

While tools for tracking such information have improved, there is still no universal standard for measuring an audience.

Companies with a presence on the Internet, but not engaged in e-commerce, rely on advertising as their primary, if not only, source of Internet-generated revenue. E-commerce companies also rely on advertising to supplement their e-commerce sales. While on-line advertising has experienced tremendous growth during the past several years, that growth has not translated into profits for these companies. Many advertisers and agencies are not comfortable with current methods for advertising via the Internet, nor available audience measurement tools. Furthermore, results of the currently preferred method of advertising, banner ads, have been inconclusive at best, and show major ineffectiveness at worst. Advertisers are generally more comfortable with traditional means of reaching their audience, especially through print, television and radio. Still, Internet advertising is in its infancy, and is only beginning to find its true potential.

INTERNET  ADVERTISING  TECHNOLOGIES  /  TECHNIQUES

Currently, there are a number of Internet advertising technologies or techniques in use. The most prominent techniques are banner ads, sponsorship, interstitials and emails. Banner ads are most prevalent. Emails to customers, while the least employed technique, have been measured to be the most effective in eliciting a response from the customers. The following are brief summaries of each technology or technique:

BANNER ADS. Banner ads are typically inch-high "banners" that are found on the top or bottom of a Web page. They can contain a company name, logos, pictures and slogans. They can be static or animated with moving characters or pictures. When a user clicks on the banner it takes the user to another
Web-site. Although they are the most commonly employed form of Internet advertising, they are the least likely to elicit a response.

SPONSORSHIPS. An advertiser may choose to "sponsor" a Web-site, helping the online publisher by funding the site in exchange for advertising. This typically requires an up-front payment by the advertiser, whether or not there is a sale generated by the advertising. Sponsorships provide a valuable association between brand and content.

INTERSTITIALS. Interstitials are advertisements that appear as Web users switch between Web pages. Interstitials are the industries first answer to the lack of audio and video in Internet advertising. However, interstitials have grown out of favor with consumers as they may take as long as two minutes to download. Current interstitials require substantial download time and therefore may degrade a user's speed of receiving other Web content. Therefore, many portals require such interstitial ads to be "click-based" where a user must request the ad.

EMAIL. Email is one of the cheapest and most effective methods of Internet advertising. Email provides for direct advertising to select customers. Yet, emails only comprise a very small percentage of Internet advertising. This is due to the intrusiveness of the email to consumers, and the resistance by consumers to "spam" and clutter.

OTHERS. Other forms of Internet advertising include rich media expanding banners and affiliations. Rich media banners include video and audio to bring information to the consumer without leaving the current Web-site. Affiliate deals split an advertiser's revenues with a Web-site operator in exchange for free advertising. Still, these forms of advertising are restricted by there own disadvantages. Rich media banners require download time, cover Web-site content, and have been reported to cause Web-sites to crash.

THE  COMPANY'S  PRODUCTS  AND  SERVICES

The Company's technology toolkit fills the needs of both Internet companies and advertisers. The Company's array of technologies was designed to deliver a complete online advertising platform. The system is comprised of a 30-second commercial for major brand advertisers, and a system of audience measurement and commercial delivery verification. This platform provides familiar media advertising tools for major brand managers, coupled with the interactivity of the Internet.

CYBERSPOTS are 30-second online, interactive-multimedia commercial spots, which reach the audience quickly and with minimal interruptions using the Company's Instant On User Interface technology. Delivery Verification Technology ("DVT") allows for the most advanced feedback to measure the delivery of each advertisement. By offering CyberSpots, Internet companies can provide effective and measurable advertising to advertisers previously reluctant to participate in Internet advertising. The Company's products and services help advertisers reach Web users via a method more similar to traditional means of reaching the audience, while being able to measure the results of the advertisement to a degree not currently available by any other method.

INSTANT ON USER INTERFACE ("IOUI"). IOUi is a Web-based software technology developed by the Company. Version 1.1 of the technology has been developed to support popular browsers without the use of media players, plug-ins or software attachments of any type, including the following platforms: HTML 3, HTML 4, Perl, JAVA and JAVAScript. Management plans to develop Version 1.2 to support popular browsers in concert with media players, including the following platforms: Flash and SMIL. Version 1.3 is also in development and plans to support XML, among other media enhancements.

The operating methodology allows a Web user to access specialized content in a number of formats from a Web server with little or no delay across multiple networks at most modem speeds (28.8 and above). One of the proprietary applications of the IOUi technology is the CyberSpot.

IOUi technology is a unique combination of existing Web technologies requiring no specialized hardware, browser or player software. Deployment of content utilizing IOUi requires no modification of standard PC, Macintosh or WebTV platforms in order to receive "instant on" content delivery. The technology lives solely on a proprietary CyberSpot server.

CYBERSPOTS. CyberSpots are Web-based commercial spots, typically 30 seconds in duration, although shorter or longer formats may be supported. CyberSpot creative treatments for advertisers and/or site operators are produced in a proprietary methodology. The commercials may be displayed in an array of sizes and resolutions ranging up to full screen. Additionally, CyberSpots have the ability to playback many sub-components, which may include certain types of audio tracks including music. The commercials may be automatically launched in a number of applications, including when a user clicks on a banner ad, or when a user enters a Web URL containing a link to a CyberSpot server.
Additionally, CyberSpot may be launched at any point when a user must wait online, such as during an E-Commerce credit card authorization or while down loading a file.

The CyberSpot technology empowers the advertiser (at the advertiser's option) to take control of the user's browser for the duration of the commercial, making play of the CyberSpot "uninterruptible". Should advertisers wish to allow users to exit their CyberSpot commercial prior to completed play, the advertiser may elect to enable a user exit button. Utilizing certain technology, the Web-site is downloaded in the background during the playback of a CyberSpot. This has the net effect of allowing full use of the commercial playtime for site content download and / or site navigation. The end result is the reduction of "world wide wait" delays online.

DELIVERY VERIFICATION TECHNOLOGY ("DVT"). Developed by the Company, DVT provides the first online advertising measurement system that verifies audience reach and spot delivery. Television advertisers rely on Nielsen / Arbitron audience measurement systems that are estimated from electronically gathered survey samples. Print advertisers rely on audited circulation distribution of periodicals without confirmation of specific ad viewer ship. The CyberSpot DVT rises to the level, in our opinion, of certified mail return receipt confirmation. The technology operates via a return verification message that is triggered from the online user's PC, Mac or WebTV once the CyberSpot has been received and fully played.

DVT provides advertisers with reliable, real-time confirmation of audience reach and spot delivery. The CyberSpot DVT allows multiple measurement points at the commencement, completion and key measurement points throughout the CyberSpot commercial. In essence, the CyberSpot DVT allows audience monitoring of spot commercials on a scaleable level of detail. The CyberSpot DVT relies on completed spot playback, not simply file receipt, to trigger its proprietary return message system, giving advertisers complete audience measurement and spot delivery verification.

TARGET  MARKET  AND  DISTRIBUTION

Specific markets and client groups identified by the Company include advertising agencies, advertising measurement companies, Internet portals, e-commerce companies and consumer product companies with a desire to optimize their Internet presence. The Company plans to market its technologies through licensing agreements with companies that have existing sales and service infrastructure. The Company does not plan to sell online advertising directly to end-users or compete directly with its distribution channels.

INTERNET  ADVERTISING

The Company has developed CyberSpot sponsorship formats, which provide the least intrusive user experience. Market research studies have demonstrated increased ad retention from program sponsorship spots to be greater than other Internet adverting media. Furthermore, online sponsorship, as a promotional tool, has increasingly grown in recent years. Advantages to online sponsorship include the following: (1) a lower cost alternative for companies primarily seeking branding / awareness; (2) they are fixed, which results in a higher possibility of ad exposure for the advertiser; and (3) they offer the advertiser exclusivity and the right of first refusal for future opportunities.

Traditional advertising agencies are currently in a rapid expansion of their Internet advertising services. These companies are actively pursuing opportunities to establish and grow their Internet advertising services in order to provide their clients with an "integrated" advertising solution. Internet advertising allows the agency to reach a mass-market while at the same time providing a customizable pitch.

The Company's DVT is a client-based tracking system. The Company believes it provides a more reliable standard for audience measurement than the current server-based systems. DVT licensees will be able to offer their clients confirmation that Web pages, banner ads and CyberSpots have been fully downloaded and displayed on each unique user's terminal. Furthermore, the DVT measures pages that did not load on the user's desktop, measures those pages that are cached, and tracks user interactivity with loaded Web pages using an active message back technology. These real-time verifications can be incorporated into a company's billing and accounting system, saving the company the costs and time needed to bill its clients.

DVT also has potential commercial applications outside measuring the delivery of advertisements to consumers. For example, DVT can be used to notify email senders that an email has been delivered to the recipient's email address. This is particularly applicable to email delivery outside an organization or email provider. Another potential application for DVT involves fraud detection and prevention. DVT can be used to monitor the loading of software and report back to the developer that the software has been loaded on a particular computer. The developer can then determine whether the software was reloaded on other computers. DVT can also be used to determine if multiple copies of the same licensed software are running at the same time. Finally, DVT may also be used to verify copyright and content usage. For example, DVT can measure how many times a licensed article has been loaded on a licensed site.

RESEARCH  AND  DEVELOPMENT

The Company has spent $1,200,000 on research and development over the past fiscal year, working on several research and development projects that it believes will revolutionize the Rich Media and Audit/Reporting fields. The Company's research and development team has made improvements and advances that will be integrated into future releases of both CyberSpot and DVT. The Company believes that these improvements further the overall goals of higher quality and smaller file size that the Company has achieved with the release of CyberSpot and DVT 2.0.

BUSINESS  DEVELOPMENT  STRATEGY

The Company believes that favorable product reviews and word-of-mouth among creative, sales, marketing, and Internet professionals are critical in creating greater awareness and commercial acceptance of its products. In addition, the Company seeks to generate awareness of its products through selective advertising in industry publications. The Company is developing a reseller program. The Company believes that the creation of a reseller program will allow for the expansion of CyberSpot distribution while keeping sales, general and administrative cost low, and be a compliment to the direct sales effort. In addition, the Company will use aggressive public relations and publicity campaigns to expand awareness of Forefront, CyberSpot and to compliment the expanded advertising effort. As the Company develops contracts and business relationships with e-commerce companies, the Company will continue to refine sales and marketing models as needed to meet client needs.

POTENTIAL  REVENUE-DRIVERS

The Company intends to generate revenue from licensing fees, creative / production fees and a technology license-based on a cost-per-play model or cost-per-action model. The Company plans to produce and distribute CyberSpot production software that will enable global production of CyberSpots by advertisers, agencies and web development firms. The Company intends to license its family of technologies within the U.S., Asia and Europe.

The  Company's revenue model currently focuses on four distinct revenue-drivers:
(1) the development of CyberSpot ads, (2) the delivery of CyberSpot ads, (3) CyberSpot enterprise licensing and (4) DVT licensing. The following sections provide more specific information on each revenue-driver.

AD DEVELOPMENT FEES / CREATIVE SERVICES. Clients are charged an hourly rate plus materials to build CyberSpot ads. This is standard practice in the advertising industry. The estimated cost to an advertiser for the development of a CyberSpot ad ranges from $4000 to 30,000. With the development of the Company's proprietary CyberSpot production software, advertising agencies and development firms may bring production in-house.

CYBERSPOT DELIVERY. In addition to the development fee, advertisers are responsible for a per-play license fee, or a cost-per-action license fee. The per-play fee is volume sensitive.

CYBERSPOT LICENSING. One of the Company's strategies involves licensing its technology toolkit to e-commerce groups, ad agencies, web developers, portals, etc. These groups can use the technology to develop customized CyberSpots regarding their sites, products and organizations. For example, an automobile manufacturer can create a CyberSpot that allows a Web surfer to instantly download and start playing video-like images, audio and text information on a particular car. The CyberSpot can also be made interactive, thus allowing the surfer to change colors, interiors and other options. The Company intends to distribute this product without charge primarily through the Internet and to license each user. The Company also intends to charge the licensee on a per play model. CyberSpots produced by licensees will be hosted by the Company or its strategic ad delivery partner. The Company also intends to provide product training and technical support to licensees. The Company does not currently plan to sell the toolkit through retail channels.

DVT INDUSTRY LICENSING. DVT has begun to develop into a stand-alone product. The Company has received requests for information from several audience measurement companies, including Nielsen Media Research, Arbitron and Media Metrix. However, it is too early in the process to ascertain the eventual outcome of these discussions. In order to provide the complete solution that the advertisers need, the Company intends to license the DVT technology to one or two major measurement companies such as Nielsen Media Research, Arbitron or Media Metrix. Combining DVT with these type organizations and their extensive measurement backgrounds and infrastructure could position DVT as the standard for online advertising measurement.

The Company anticipates that the DVT license agreements will include a technology transfer fee plus an ongoing royalty. The royalty will be based on either a per measurement occurrence or a percentage of applicable revenues. The Company's projections currently do not include any revenue from potential DVT Licensing.

COMPETITION

The Company's competition in the online advertising industry comes from three primary groups: (1) rich media companies, (2) advertisement delivery / sales companies and (3) advertisement measurement companies. This is a young industry with a majority of its players being formed within the last two to three years. The growth of this industry has created opportunities for media and technology companies. Some of these companies are developing and testing a number of new banner advertising technologies, which are designed to make the traditional banner ad more flexible, advanced and effective. Generally referred to as "rich media," these ads incorporate an expanding array of animations, audio, pull down menus, pop-up boxes and interactivity. While some companies are developing this new banner technology, other companies are focusing on ad outsourcing and placement services and still others are creating new technologies to better track Internet advertisements.

The advertisement industry defines rich media as messages that contain more sophisticated programming than the "plain-vanilla" banner ads. The most popular form of rich media is Java applets, which can be read by browsers that are used by more than 90% of the Web users. The greatest problems experienced with rich media advertisements are that they are slow and unreliable, which keeps many Web sites from running rich media advertisements.

INTELLECTUAL  PROPERTY  RIGHTS

The Company has filed for U.S. patent protection for a family of technologies that include its IOUi, CyberSpots, and DVT technologies. The Company relies on a combination of copyright and trademark laws, trade secrets, software security measures, license agreements and nondisclosure agreements to protect its proprietary rights. Much of the Company's proprietary information may not be secured by means of patent, copyright, domain registration, or trade or service mark. The Company's ability to enforce its rights will be critical to its success once it has established an identity and reputation with advertisers and Internet users. To date, the Company has not received notification that its services or products infringe the proprietary rights of third parties. Third parties, however, could make such claims of infringement in the future. The Company cannot be certain that others will not develop substantially equivalent or superseding proprietary technology, or that equivalent services will not be marketed in competition with its services, thereby substantially reducing the value of its proprietary rights. Furthermore, there can be no assurance that any confidentiality agreements between the Company and its employees or any license agreements with its customers will provide meaningful protection for its proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

EMPLOYEES

As of January 22, 2001, the Company had five full time employees and various independent contractors. Of these employees, one was classified as an
executive  officer.   None  of  the  employees  are  subject  to  a  collective
bargaining agreement. Subsequent to the fiscal year end, June 30, 2000, the Company has broadened its marketing strategy from direct selling to include resellers. This change in strategy, as well as cash flow issues, resulted in a reduction in support personnel. Additionally, due to funding issues, several technical personnel have voluntarily resigned. Until funding is secured, the Company will operate with a limited staff of under ten full-time employees.

DESCRIPTION  OF  PROPERTY

The Company leases, under a sub lease from a corporation operated by the son of the President, its corporate headquarters located at 1413 South Howard Avenue, Suite 104, Tampa, Florida, 33606. Square footage of the current location is approximately 1,050 feet. The current lease payments are approximately $1,857 per month. The telephone number is (813) 253-2267. The lease commenced in November 2000, and is scheduled to expire in November 2003. The Company believes that the current facilities will not be suitable for the operation of its business for the near future and is exploring new options. The location could be replaced without significant disruption to business operations. Due to funding issues, the facilities are not insured against perils commonly covered by business insurance policies. See, "Certain Transactions."


                                   MANAGEMENT
                                   ----------

The following table sets forth the Directors and executive officers of the Company, their ages, and all offices and positions with the Company. Officers and other employees serve at the will of the Board of Directors subject, however, to any agreements.

                             Positions
Name of Director     Age     With Company
----------------     ---     ------------

Santu  Rohatgi       51      President, Chief Financial Officer, Secretary,
                             Treasurer and Director
Bruce Benson         46      Director
David Kennedy        42      Director
Mark Burchill        33      Director

Santu Rohatgi was elected as a Director, effective March 15, 2000. Bruce Benson and David Kennedy were elected as Directors, effective March 16, 2000. Mark Burchill was elected a Director, effective March 22, 2000. Each Director will serve until the next annual meeting of shareholders and their respective successors are elected and qualified. Each officer serves, at the discretion of the Board of Directors, and until his successor is elected at the annual meeting of the board of directors and is qualified, subject to any employment agreements.

EXECUTIVE  OFFICERS,  DIRECTORS  AND OTHER SIGNIFICANT EMPLOYEES OF THE COMPANY:

SANTU ROHATGI has had ten years of management experience at AT&T, where he held various management positions, including financial planning management of start-up Internet Commerce Services; Manager of Support Operations; Director of Operations, Northeast Division; and Director of Finance & Administration, New England Region. He also ran a consulting services company for small and medium size businesses in the area of information technology, business automation and operations. He received an MA from Patna University in India, an MBA from Eastern New Mexico University and a Masters Certificate in Project Management from George Washington University. He is a Certified Project Management Professional (PMP).

BRUCE BENSON oversees all aspects of iWeb, a privately held Internet startup that provides enabling technologies and services for Web advertising that bring Internet ad revenues to ISPs. Before joining iWeb, Benson was Executive Vice President of Corporate Strategy and Technology of Young & Rubicam, where he was responsible for Internet strategy and managed the global coordination of Y & R's technological resources. Prior to joining Y & R, Mr. Benson was with Sony Music as a Senior Vice President in several capacities, where he worked to develop long-range strategies for the company, including early stage internet plays. Before his work at Sony, Benson was a partner at Price Waterhouse where he was largely responsible for the launch of their thriving Entertainment and Media Practice. He received a BS in mathematics from the University of Houston.

DAVID KENNEDY is a founder of TDRC Group, the largest intellectual property consulting company in the nation. At TDRC, where his clients range from Fortune 100 companies to start-up ventures, he assists Internet and technology companies formulate their strategic direction based upon maximizing the value of their intellectual capital. Mr. Kennedy sits on the board of several Internet related companies and is on the Advisory Board of an intellectual property venture capital fund. Before founding TDRC, he was a senior partner in an international consulting firm and was the partner in charge of the technology transfer and patent licensing division. He received a BBA in accounting and is a Certified Public Accountant in the state of Georgia.

MR. BURCHILL was a founding partner of 24/7 Media, one of the largest global Internet marketing companies and the largest Internet advertising network. Upon his departure in January, 2000, 24/7 Media had 42 offices in over 20 countries. Mr. Burchill is credited with growing the network into one of the largest-reach vehicles on the Internet as well as expanding 24/7 Media's presence around the world to Europe, Asia and Latin America. In 1995, he co-founded Petry Interactive, an internet marketing company, which was one of the three companies that merged to become 24/7 Media. As the Director of Strategic Development for Petry Media in 1994, Burchill lived and worked in Hong Kong, laying the groundwork for a joint venture Asian ad sales company with Pearson PLC. Mr. Burchill began his career in the media department of Young & Rubicam in New York, where he worked on top national and local accounts such as Colgate-Palmolive, American Home Products and NYNEX. Mr. Burchill holds a Masters of Business Administration from UCLA.

No Director or executive officer of the Company has any family relationship with any other director or executive officer of the Company.

Executive  Compensation

The following table sets forth the compensation we have paid to Santu Rohatgi (President and Chief Financial Officer) and to two affiliates of the Company, Wyly Wade and Mark Gray for the fiscal year ended June 30, 2000. No other executive officers received more than $100,000 in the fiscal year ended June 30, 2000. The Company does not currently have a long term compensation plan and does not grant any long term compensation to its executive officers or employees. The table does not reflect certain personal benefits, which in the aggregate are less than ten percent of each Named Executive Officer's salary and bonus. No other compensation was granted for this fiscal year ended June 30, 2000.

                           SUMMARY COMPENSATION TABLE

                              Annual  Compensation
                       ----------------------------------
                         Other
Name                     Annual
And                      Compen-                     All Other
Principal                sation                       Compen-
Position        Year   Salary ($)      Bonus ($)     sation ($)
                           (1)            (2)
-------------   ----   -----------   ------------   -------------
Santu           2000  $  79,615.42   $  20,571.92   $   20,324.92
Rohatgi
(President/
CFO)

Mark Gray       2000  $  79,615.42   $  86,467.83   $   18,117.03
(Business
Develop-
ment)

Wyly Wade       2000  $  79,615.42      30,264.21   $   14,770.43
(Director of
Tech-
nology)
-------------   ----   -----------   ------------   -------------

(1) Bonus figures included in the schedule above include payments under the Success By Objective Bonus (SBO) and, in the case of Mark Gray, merit bonuses for his efforts in putting together the merger of WPI (now Forefront Technologies, Inc.) and Anyox Resources, Inc. (now Forefront, Inc.). The SBO bonuses are paid monthly with quarterly and annual goals and objectives set and reviewed quarterly.

(2) Other compensation includes monies expended for health, life, and other related benefits as well as company owned vehicles. Effective July 2000, cash outlay for Company vehicles is covered by the individual assigned the Company vehicle.

COMPENSATION  OF  DIRECTORS

Directors are not compensated for their service as directors. All directors are reimbursed for any reasonable expenses incurred in the course of fulfilling their duties as a director of the Company.

                             PRINCIPAL SHAREHOLDERS
                             ----------------------

The following table sets forth information regarding beneficial ownership of our common stock as of December 28, 2000 by all persons known by us to own beneficially 5% or more of the outstanding shares of our common stock, each director, and all executive officers and Directors as a group:

Name and Address of                           Number of Shares             Percentage
Beneficial Owner                          of Beneficially Owned (1)  Ownership of  Class(1)
----------------------------------------  -------------------------  ----------------------
Cede & Co.                                                2.196,308                      9%
P.O. Box 20
Bowling Green Station
New York, NY 10004

Mark Gray                                                 1,383,200                      6%
1885 Bougainvillea
Sarasota, FL  34239

Trafalgar Resources, LLC  (5)                             7,800,000                     32%
441 Wadsworth Blvd #111
Lakewood, CO  90226

Wyle Wade                                                 2,000,000                      8%
540 West Tamiami Trail
Sarasota, FL  34238

Santu Rohatgi (2)(3)(4)                                     137,334                      5%
5403 Avenue Simone
Lutz, FL  33549

David Kennedy (2)(3)(4)                                      50,000                     .2%
560 Hardage Farm Dr
Marietta, GA 30064

Bruce Benson (2)(3)                                               0                      0
1413 South Howard Ave., Suite 104
Tampa, Fl   33600


                                       23

Mark Burchill (2)(3)                                              0                      0
1413 South Howard Ave., Suite 104
Tampa, Fl   33600

All officers and directors as a group(2)                    187,334                     .8

----------------------------
(1) Calculated on the basis of 24,409,043 shares of Common Stock issued and outstanding and percentages are rounded and so are approximates. Does not consider shares issuable under options, warrants or debentures. Does not include 1,500,000 options to Bruce Benson, 1,000,000 options to David
     Kennedy, 100,000 options to Mark Burchill, 1,904,600 options to Santu Rohatgi, and 363,636 options to employee Michael Tomlinson, 300,000 options to Wyly Wade, and a total of 1,470, 196 miscellaneous options to employees, and consultants with differing schedules and prices.
(2) Officer and/or Director, and does not consider any stock options rights the person may have.
(3)  The  Director  owns  less  than  one  percent.
(4) Includes, using reasonable efforts, an estimate,in accordance with Rule 13d-3, of shares an officer or Director may be deemed the beneficial owner of. Does not consider, for Mr. Rohatgi and the total of all officers and Directors, 69,600 shares of stock of Rising Solutions, Inc., a corporation owned by his son. See, "Certain Transactions."
(5) It is the position of the Company that this shareholder is no longer entitled to such shares and it is anticipated that the shareholder is in the process of returning the shares for cancellation.


                              SELLING SHAREHOLDERS
                              --------------------

This prospectus relates to the offering, by certain persons who are shareholders or may become shareholders, of a total of 45,682,454 shares of common stock pursuant to this prospectus, consisting of the following:

An estimated 43,478,260 shares is issuable in connection with a $10,000,000 equity credit line agreement with Cornell Capital Partners ("Cornell Partners"), presented by May Davis Group, Inc. ("May Davis"). At such time as Cornell Partners purchases $10,000,000 of our common stock, we, in our discretion, may elect to enter into a second substantially identical $10,000,000 common equity credit line agreement. Any shares as to a second common equity credit line agreement are not included in this offering. 164,600 shares were issued in the past to certain selling shareholders, who were given registration rights, as follows: 25,000 shares each to Anthony Agentowicz, John Solleder, and Bruce M. Goldfarb, and 20,000 shares to Trevor Michael, and 69,600 shares to Rising Solutions, Inc. A total of 3,500,000 shares issuable in connection with a $250,000 Debenture loan to the Company on or about this date are also included as shares which may be sold by selling shareholders, upon conversion of the Debenture by Rance Merkel, Michael Woelfel, Connie Benesch, Cynthia Wilson, Gerald Holland, and Maryellen Misiak. A total of 1,041,664 shares issuable under warrants held by certain of the selling shareholders, as follows: 8,333 shares each by Robert Farrell, Joseph W. Donohue, Jr., Mark Angelo, Hunter
Singer,  and  May  Davis  Group  and  Trans-Global  Capital  Holdings,  Ltd.
("Trans-Global"); 166,666 shares each by Robert Farrell, Joseph W. Donohue, Jr., Mark Angelo, Hunter Singer, and the May Davis Group, and Trans-Global Capital Holdings, Ltd. ("Trans-Global"); and a total of 1,142,860 shares issued to them, as follows: 187,810 shares to each of Messrs. Farrell, Donohue, Angelo, Singer, Owen May, 4000 shares of James Gonzales, 12,000 shares of Kenneth G.Merkel, III, and 187,810 shares of Trans-Global. See "The May Davis
Transaction,"  and  "Selling  Shareholders.,"  and  "Certain  Transactions."


                                  OWNERSHIP OF SHARES   OWNERSHIP OF SHARES
                                    OF COMMON STOCK       OF COMMON STOCK
                                  PRIOR TO OFFERING (1)  AFTER  OFFERING(2)
                                  ---------------------  ------------------
SELLING SHAREHOLDER                SHARES   PERCENTAGE  SHARES  PERCENTAGE
---------------------------------  -------  ----------  ------  ----------
Anthony Agentowicz                  25,000          .1
1413 South Howard Ave. Suite 104
Tampa, Fl    33600

John Solleder                       25,000          .1
1413 South Howard Ave. Suite 104
Tampa, Fl    33600
Bruce M. Goldfarb                   25,000          .1

Trevor Michael                      20,000          .1
1413 South Howard Ave. Suite 104
Tampa, Fl    33600

Rising Solutions, Inc.              69,600          .2
1413 South Howard Ave. Suite 104
Tampa, Fl    33600

Trans-Global Capital               187,810          .8
 Holdings, Ltd.
622 Chardonnay Circle
Brandon, MS 39047

Rance Merkel (3)                         0           0
497 Claude Simmons Road
Johnson City, TN 37602

Michael Woelfel (3)                      0           0
111 Cabel County Courthouse
Huntington, WV 25701

Connie Benesch (3)                       0           0
401 East 80th Street
Unit 14G
New York, NY 10021

Cynthia Wilson (3)                       0           0
101 S. Jefferson Avenue
Cookeville, TN 38501

Gerald Holland(3)                        0           0
22 Coult Lane
Old Lyme, CT 06732

Maryellen Misiak (3)                     0           0
294 Long Hill Drive
Short Hills, NJ  07087

Robert Farrell (4)                 187,000          .8
c/o May Davis
One World Trade Center
87th Floor
New York, NY 10048

Joseph W. Donohue, Jr. (4)         187,000          .8
c/o May Davis
One World Trade Center
87th Floor
New York, NY 10048

Mark Angelo (4)                    187,000          .8
c/o May Davis
One World Trade Center
87th Floor
New York, NY 10048

Hunter Singer (4)                  187,000          .8
c/o May Davis
One World Trade Center
87th Floor
New York, NY 10048

Owen May (4)                       187,000          .8
c/o May Davis
One World Trade Center
87th Floor
New York, NY 10048

James Gonzales (4)                   4,000         .01
c/o May Davis
One World Trade Center
87th Floor
New York, NY 10048

Kenneth G. Merkel, III (4)          12,000         .04
c/o May Davis
One World Trade Center
87th Floor
New York, NY 10048

_________________________________________

(1) Includes such shares the Company believes is owned by the person or firm, but does not include shares issuable under warrants or otherwise unless otherwise stated for the person or firm. The percentages are approximates and are rounded for presentation.

(2) Given shares may or may not be issued under warrants and debentures, and the shareholders may or may not sell their shares, and that the number of shares that may be issued under the Line of Credit depends on various factors including the then market price, we cannot readily estimate the number of shares and ownership percentage following the offering. See, "May Davis Transaction."

(3)  These  persons  are  subscribers  of  the  $250,000  total  of  debentures.

(4) Does not include shares underlying warrants which may or may not be exercised. These are persons receiving shares and warrants as designated by May Davis. See, "May Davis Transaction."


                              CERTAIN TRANSACTIONS
                              --------------------

The following transactions are believed by Management to be on terms as fair to the Company as those the Company could have obtained from unrelated third parties and arms-length negotiations.

David Kennedy, a Director, is an owner of a company named Technology & Dispute Resolution Consulting, Inc. ("TDRCI"). On October 20, 1999, the Company entered into an agreement with TDRCI whereby TDRCI is to provide professional services for marketing and business plan expenses. During the fiscal year, the total cost incurred under this agreement was $430,743.

Rising Solutions, Inc., operated by a son of Santu Rohatgi, and which was co-founded by Santu Rohatgi, is the primary lessee of the current offices sub leased by our Company. The primary lease is personally guaranteed by Mr. Santu Rohatgi. Rising Solutions, Inc., is a selling shareholder hereunder. See, "Description of Property," and Selling Shareholders."

The Company has loans from two shareholders for $50,000 and $56,000, respectively, for a total of $106,000. All notes bear annual interest at 9.5% per year and each note is due 12 months from the note agreement dates.
At June 30, 2000, interest expense approximated $300. One portion of the accounts payable, $318,243 at June 30, 2000, is payable to a Forefront Tech consulting firm founded by a director of the Company. This consulting has been in the areas typical to a development stage company and has included assistance with business plan development, pricing models, and intellectual property. These services were contracted for in the ordinary course of business, prior to the director being appointed to the Company's board of directors, and management believes the pricing and terms were as favorable as that which could have been obtained from an independent third party.

The Company has entered into an agreement with CyberQuest Group, Inc., a related party, for certain professional services related to the development of the Company's technologies. The companies are related through common ownership and control. Costs incurred under this agreement at June 30, 2000 approximated $781,349, and at the balance sheet date, the Company has accounts receivable from CyberQuest Group, Inc. of $55,826. This agreement was terminated on December 12, 1999 by both parties.

The Company also purchased certain fixed assets and rented other property from CyberQuest during the fiscal year ended June 30, 2000 in the amount of $60,000 and $5,400, respectively. The Company engaged the professional services of a firm owned by a member of the Board of Directors for marketing
and  business  plan           expenses.  Total  costs  incurred  for  the  year
ended June 30, 2000 were $430,743 of which $318,243 is unpaid as of June 30, 2000.


                            DESCRIPTION OF SECURITIES
                            -------------------------
General

The transfer agent and registrar for our Company is:       NEVADA AGENCY AND
                                                             TRUST COMPANY
                                                        50 WEST LIBERTY STREET,
                                                        SUITE 880 RENO, NV 89501
Common  Stock
     The issued and outstanding shares of common stock are fully paid and non-assessable. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and may not cumulate their votes for the election of directors. Shares of common stock are not redeemable, do not have any conversion or preemptive rights and are not subject to further calls or assessments once fully paid.

     Holders of common stock will be entitled to share pro rata in such dividends and other distributions as may be declared from time to time by the Board of Directors out of funds legally available therefore. Upon our liquidation or dissolution, holders of shares of common stock will be entitled to share proportionally in all assets available for distribution to such holders.

See,  "Selling  Shareholders."

Shares  Eligible  for  Future  Resale
-------------------------------------

Future sales of substantial amounts of common stock pursuant to Rule 144 under the Securities Act of 1933 or otherwise by certain shareholders could have a material adverse impact on the market price for the common stock at the time. There are presently approximately 5,247,118 outstanding shares of our common stock held by Management and other shareholders which are deemed "restricted securities" as defined by Rule 144 under the Securities Act. Under certain circumstances, these shares may be sold without registration pursuant to the provisions of Rule 144. In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one (1%) percent of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by Rule 144. In addition, Rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to Rule 144 may have a depressive effect on the price of our common stock.

No prediction can be made as to the effect, if any, that sales of shares or the availability of shares for sale as described above will have on the market prices of the common stock prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities. See "Risk Factors -- Future sales of common stock could depress the price of our common stock."


                              PLAN OF DISTRIBUTION
                              --------------------

The common stock offered by this prospectus is being offered by the selling shareholders and upon exercise of warrants and conversion of debentures. See "Selling Shareholders." The common stock may be sold or distributed from time to time by the selling shareholders, or by donees or transferees of, or other successors in interests to, the selling shareholders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

-  ordinary  brokers'  transactions;

- transactions involving cross or block trades or otherwise on the Nasdaq Bulletin Board;

- purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;

 - "at the market" to or through market makers or into an existing market for the common stock;

 - in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

 -  in  privately  negotiated  transactions;  or

 -  any  combination  of  the  foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied
with.   Brokers,  dealers,   underwriters  or  agents   participating  in  the
distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholder and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commission.

The selling shareholder Cornell Partners may be deemed an "underwriter" within the meaning of the Securities Act of 1933, as amended, and certain other selling shareholders, including upon exercise of warrants and sales in connection with this offering, may also be deemed underwriters. Any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

     Neither we nor the selling shareholders can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. At a time particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling shareholder and any other required information.

     We will pay all of the expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. The Company has also agreed to indemnify May Davis and related persons against specified liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

     We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

                                  LEGAL MATTERS
                                  -------------

Law Offices of Richard Rossi, P.A., will give an opinion for us regarding the stock offered in this prospectus.

                                     EXPERTS
                                     -------


CHRISTOPHER, SMITH, LEONARD, BRISTOW, STANELL & WELLS, P.A. independent certified public accountants, have audited our consolidated financial statements at June 30, 2000 and for the year then ended as set forth in their included report. The 1999 financial statements were audited by other auditors' whose report dated September 27, 1999 expressed an unqualified opinion on those statements. We have included our consolidated financial statements in the registration statement , in reliance on their report given their authority as an expert in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION
                       -----------------------------------

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission in connection with this offering. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the Rules and Regulations of the Securities and Exchange Commission. Whenever reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

We also file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any report or document we file, and the registration statement, including the exhibits, may be inspected at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from the SEC's website at: http://www.sec.gov.
                                                             ------------------

================================================================================
                         FOREFRONT, INC. AND SUBSIDIARY
                    (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                         (A DEVELOPMENTAL STAGE COMPANY)
                              FINANCIAL STATEMENTS
                                  JUNE 30, 2000
                 FROM JULY 13, 1998 (INCEPTION) TO JUNE 30, 2000
================================================================================


                                TABLE OF CONTENTS
                                -----------------


                                                                       PAGE
                                                                       ----

INDEPENDENT AUDITOR'S REPORT                                           F-1

FINANCIAL STATEMENTS:

  CONSOLIDATED BALANCE SHEETS                                          F-2

  CONSOLIDATED STATEMENTS OF OPERATIONS                                F-3

  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY                      F-4

  CONSOLIDATED STATEMENTS OF CASH FLOWS                                 5

NOTES TO FINANCIAL STATEMENTS                                       F-6 - F-21

                           INDEPENDENT AUDITORS' REPORT


THE  STOCKHOLDERS  OF  FOREFRONT,  INC.
  AND  SUBSIDIARY
  SARASOTA,  FLORIDA


We have audited the accompanying consolidated balance sheet of Forefront, Inc. and Subsidiary as at June 30, 2000 and the related consolidated statements of operations, cash flows and shareholders' equity for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The 1999 financial statements were audited by other auditors whose report dated September 27, 1999 expressed an unqualified opinion on those statements. The other auditors' report included an explanatory paragraph that described the going concern issue described in NOTE 1 to the consolidated financial statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Forefront, Inc. and Subsidiary as of June 30, 2000, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in NOTE 1 to the consolidated financial statements, the Company has incurred a significant operating loss for the year and has an accumulated deficit at the end of the year of $2,014,224, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in NOTE 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                     /S/ CHRISTOPHER,  SMITH,  LEONARD,
                                             BRISTOW,  STANELL  &  WELLS,  P.A.
                                     ------------------------------------------
                                         CHRISTOPHER,  SMITH,  LEONARD,
                                             BRISTOW,  STANELL  &  WELLS,  P.A.

November  7,  2000

================================================================================
                            FOREFRONT, INC. AND SUBSIDIARY
                      (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                           (A DEVELOPMENTAL STAGE COMPANY)
                             CONSOLIDATED BALANCE SHEETS
================================================================================


                                        ASSETS

                                                               JUNE 30,     JUNE 30,
                                                                 2000         1999
                                                             ------------  ----------

CURRENT ASSETS
  Cash                                                       $     3,615   $   1,283
  Due from related party - Note 12                                55,826         -0-
  Prepaid expenses                                                21,734         -0-
                                                             ------------  ----------
    Total current assets                                          81,175       1,283

Property and equipment, net - NOTE 1, 5                          628,583         -0-

Other Assets - Note 1
  Goodwill - net - NOTE 6                                      7,091,997         -0-
  Deposits                                                         7,577         -0-
  Capitalized software costs less accumulated amortization
    of $13,338                                                    74,916         -0-
  Patent rights, less accumulated amortization of $38,599         38,822         -0-
                                                             ------------  ----------
    Total other assets - NOTE 6                                7,213,312         -0-
                                                             ------------  ----------

  TOTAL ASSETS                                               $ 7,923,070   $   1,283
                                                             ============  ==========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                           $   508,490   $   1,833
  Accounts payable - related party - NOTE 12                     318,243       3,482
  Accrued liabilities                                            172,572         -0-
  Current portion of capital leases - NOTE 11                     54,626         -0-
  Current portion of long-term debt - NOTE 10                    191,686         -0-
  Notes payable - Note 9                                         500,000         -0-
  Notes payable - related party - NOTE 9                         106,000         -0-
                                                             ------------  ----------
    Total current liabilities                                  1,851,617       5,315

Long-term debt - NOTE 10                                             -0-         -0-

Long-term capital lease liability - Note 11                          -0-         -0-

Commitments and contingencies - Note 16                              -0-         -0-

Stockholders' equity (deficit) - Note 15
  Preferred stock, $0.001 par value, 200,000 shares
    authorized; 200,000 shares issued and outstanding                200         -0-
  Class A - Common stock, $0.001 par value, 200,000,000
    shares authorized; 22,667,254 issued, 15,090,011
    and 10,028,500 outstanding, respectively                      15,091      10,029
  Additional paid-in capital                                   8,070,386       6,121
  Deficit accumulated during the development stage            (2,014,224)    (20,182)
                                                             ------------  ----------
    Total stockholders' equity (deficit)                       6,071,453      (4,032)
                                                             ------------  ----------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $ 7,923,070   $   1,283
                                                             ============  ==========

================================================================================
   The accompanying notes are an integral part of these financial statements.

================================================================================================
                                 FOREFRONT, INC. AND SUBSIDIARY
                            (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                                 (A DEVELOPMENTAL STAGE COMPANY)
                              CONSOLIDATED STATEMENTS OF OPERATIONS
================================================================================================

                                                                                 JULY 13, 1998
                                                     YEAR ENDED JUNE 30,         (INCEPTION TO)
                                                 2000                1999         JUNE 30, 2000
                                         ---------------------  ---------------  ---------------

REVENUES
  Interest                               $              2,574   $          -0-   $        2,574

EXPENSES
  Selling general and administrative                2,676,838           20,182        2,697,020
  Research and development                          1,199,367              -0-        1,199,367
  Depreciation and amortization                       624,026              -0-          624,026
                                         ---------------------  ---------------  ---------------
                                                    4,500,231           20,182        4,520,413
                                         ---------------------  ---------------  ---------------

NET (LOSS) BEFORE MINORITY SHARE                   (4,497,657)         (20,182)      (4,517,839)

LESS:  MINORITY SHARE OF OPERATIONAL
  LOSSES                                            2,503,615              -0-        2,503,615
                                         ---------------------  ---------------  ---------------

NET (LOSS)                               $         (1,994,042)  $      (20,182)  $   (2,014,224)
                                         =====================  ===============  ===============

BASIC AND FULLY DILUTED LOSS PER SHARE   $              (0.16)  $        (0.00)  $        (0.19)
                                         =====================  ===============  ===============

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING                               12,759,928        8,122,000       10,479,721
                                         =====================  ===============  ===============

================================================================================
   The accompanying notes are an integral part of these financial statements.

======================================================================================
                            FOREFRONT, INC. AND SUBSIDIARY
                       (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                            (A DEVELOPMENTAL STAGE COMPANY)
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
======================================================================================
                                                                                                         DEFICIT
                                                                                                       ACCUMULATED
                                                    CAPITAL  STOCK    PREFERRED  STOCK   ADDITIONAL    DURING THE
                                               ---------------------  ----------------     PAID IN     DEVELOPMENT
                                                 SHARES      AMOUNT   SHARES   AMOUNT      CAPITAL       STAGE
                                               -----------  --------  -------  -------  -------------  ----------
Balance - July 13, 1998 (date of inception)           -0-   $   -0-       -0-  $   -0-          -0-    $       -0-

Common Stock issued for cash at $0.001
  - September 18, 1998                         10,000,000    10,000       -0-      -0-          -0-            -0-

Common Stock issued for cash at $0.10
  - October 21, 1998                               28,500        29       -0-      -0-        2,821            -0-

Capital contributions by officers - expenses          -0-       -0-       -0-      -0-        3,300            -0-

Net operating loss - Period from July 13,
  1998 to  June 30, 1999                              -0-       -0-       -0-      -0-          -0-        (20,182)
                                               -----------  --------  -------  -------  ------------  -------------

BALANCE - JUNE 30, 1999                        10,028,500    10,029       -0-      -0-        6,121        (20,182)
                                               -----------  --------  -------  -------  ------------  -------------

Capital contributions by officers                     -0-   $   -0-       -0-  $   -0-        1,860   $        -0-

Common Stock issued for 57% interest in
  subsidiary - March 9, 2000                    4,000,000     4,000       -0-      -0-     3,537,12            -0-

Common Stock issued for sale
  - March 28, 2000                              6,000,000     6,000       -0-      -0-    5,094,000            -0-

Common Stock returned through default
  of subscriptions on March 28, 2000
  - returned June 20, 2000                     (3,750,000)   (3,750)      -0-      -0-   (3,183,750)           -0-

Common Stock issued for 38% interest
  in subsidiary  - June 23, 2000                2,638,754     2,639       -0-      -0-    2,449,062            -0-

Common Stock issued for remaining 5%
  interest in subsidiary
  - June 30, 2000                                 372,757       373       -0-      -0-      316,471            -0-

Cost of issues                                        -0-       -0-       -0-      -0-     (154,499)           -0-

Common Stock returned in exchange for
  certain mineral reights, valued at
  par - June 30, 2000                          (4,000,000)   (4,000)      -0-      -0-        4,000            -0-

Preferred Stock issued in exchange for
  Common Stock at par June 30, 2000              (200,000)     (200)  200,000      200          -0-            -0-

Net Operating Loss                                    -0-       -0-       -0-      -0-          -0-     (1,994,042)
                                               -----------  --------  -------  -------  ------------  -------------

BALANCE - JUNE 30, 2000                        15,090,011   $15,091   200,000  $   200  $ 8,070,386   $ (2,014,224)
                                               ===========  ========  =======  =======  ============  =============

================================================================================
   The accompanying notes are an integral part of these financial statements.

================================================================================
                              FOREFRONT, INC. AND SUBSIDIARY
                        (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                             (A DEVELOPMENTAL STAGE COMPANY)
                          CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEAR ENDED JUNE 30, 2000, 1999 AND SINCE ITS INCEPTION
================================================================================


                                                                          JULY  13,  1998
                                                  YEAR  ENDED  JUNE  30,  (INCEPTION  TO)
                                                     2000        1999      JUNE 30, 2000
                                                 ------------  ---------  ---------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                       $(4,497,657)  $(20,182)  $   (4,517,839)
  Adjustment to reconcile net loss to
    net cash used in operating activities
  Minority interest in net loss of
    consolidated subsidiary - net of capital       1,222,385        -0-        1,222,385
  Depreciation and amortization                      624,026        -0-          624,026
  Expenses in-kind                                       -0-      3,300            3,300
    Changes in operating assets and liabilities
      (Increase) in due from Cyberquest              (55,826)       -0-          (55,826)
      Increase in prepaid expenses                   (21,734)       -0-          (21,734)
      (Increase) in deposits                          (7,577)       -0-           (7,577)
      Increase in accounts payable                   821,417      5,315          826,732
      Increase in accrued liabilities                172,573        -0-          172,573
                                                 ------------  ---------  ---------------
        Net cash (used) in operating activities   (1,742,393)   (11,567)      (1,753,960)

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                              (404,576)       -0-         (404,576)
  Intangible asset expenditures                     (165,674)       -0-         (165,674)
                                                 ------------  ---------  ---------------
    Net cash (used) in investing activities         (570,250)       -0-         (570,250)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from notes payable                        606,000        -0-          606,000
  Payments on long-term debt                         (40,549)       -0-          (40,549)
  Capital lease payments                             (17,349)       -0-          (17,349)
  Issuance of common stock                             5,262     12,850           18,112
  Proceeds from equity investors net of
    issue costs                                    1,761,611        -0-        1,761,611
                                                 ------------  ---------  ---------------
      Net cash provided by financing activities    2,314,975     12,850        2,327,825
                                                 ------------  ---------  ---------------

NET INCREASE IN CASH                                   2,332      1,283            3,615

CASH - BEGINNING OF PERIOD                             1,283        -0-              -0-
                                                 ------------  ---------  ---------------

CASH - END OF PERIOD                             $     3,615   $  1,283   $        3,615
                                                 ============  =========  ===============


SUPPLEMENTAL INFORMATION
-----------------------------------------------
  Cash paid for interest                         $     6,611   $    -0-   $        6,611
                                                 ============  =========  ===============
  Cash paid for income taxes                     $       -0-   $    -0-   $          -0-
                                                 ============  =========  ===============

NON-CASH  OPERATING  ACTIVITIES
-------------------------------
For  the year ended June 30, 1999, officers     contributed recorded expenses of
$3,300

For the year ended June 30, 2000, the Company acquired fixed assets totaling $304,210 through the issuance of long-term debt and capital lease obligations. The Company also recorded Goodwill through the issuance of equity of $7,584,000.

================================================================================
   The accompanying notes are an integral part of these financial statements.

================================================================================
                         FOREFRONT, INC. AND SUBSIDIARY
                    (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                         (A DEVELOPMENTAL STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 2000, 1999 AND FROM
                   JULY 13, 1998 (INCEPTION) TO JUNE 30, 2000
================================================================================


NOTE 1 -  GOING  CONCERN
          --------------

          These financial statements are prepared on a going-concern basis which assumes that the Company will realize its assets and discharge its liabilities in the normal course of business. The Company incurred an operating loss of $1,994,042 for the year ended June 30, 2000 (1999 - $20,182) and reported a deficit at that date of $2,014,224 (1999 - $20,182). In addition, projected cash flows from the Company's current operations are not sufficient to finance the Company's current and projected working capital requirements. The circumstances together with the requirements to continue investing in research and development activities to meet the Company's growth objectives and without assurance of broad commercial acceptance of the Company's products, lend some doubt as to the ability of the Company to continue in normal business operations. In recognition of this issue, the Company continues to attempt to obtain additional debt and equity financing to raise the required capital. The ability of the Company to continue as a going concern is dependent upon obtaining adequate sources of financing and developing and maintaining profitable operations. Should the Company be unable to continue as a going concern, assets and liabilities would require restatement on a liquidation basis which would differ materially from the going concern basis.


NOTE 2 -  NATURE  OF  OPERATIONS
          ----------------------

          Forefront, Inc. and Subsidiary (the "Company") is a development stage company formed in the State of Nevada on July 13, 1998. The Company was originally incorporated as Anyox Resources, Inc. On May 25, 2000, the Company amended its Articles of Incorporation and changed it name to Forefront, Inc. The Company was originally organized for the purpose of acquiring and developing mineral properties. During the year, the Company acquired Web Partners, Inc. which substantially changed the nature of the Organization. Subsequent to this purchase, the Company is engaged in research and development of new web based technologies. The Company is in the process of filing for United States patent protection for a family of technologies which allow the rapid development of online, thirty second commercial spot advertisements, providing online advertisers with the first reliable audience delivery verification system. The Company's business is predominately based in the United States.

          The Company is in the development stage and its efforts through June 30, 2000 have been principally devoted to organizational activities, research and development of its technologies and raising capital. Management anticipates incurring substantial additional losses as it pursues its research and development efforts.

================================================================================
                         FOREFRONT, INC. AND SUBSIDIARY
                    (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                         (A DEVELOPMENTAL STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          JUNE 30, 2000, 1999 AND FROM
                   JULY 13, 1998 (INCEPTION) TO JUNE 30, 2000
================================================================================

NOTE 2 -  NATURE  OF  OPERATIONS  -  CONTINUED
          ------------------------------------

          Fiscal Year
          -----------

          The Company maintains its accounting records on a fiscal year basis ending on June 30th.


NOTE 3 -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
          ----------------------------------------------

          Use of Estimates
          ----------------

          The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the periods. Estimates are used for, but not limited to, the accounting for doubtful accounts, depreciation and amortization, taxes and contingencies. Despite management's best effort to establish good faith estimates, actual results may differ from these estimates.

          Revenue  Recognition
          --------------------

          The Company will contract with customers for providing online, thirty second commercial spot advertisements. Revenues are generally recognized when a fixed period license agreement has been signed, the software product has been developed, there are no uncertainties surrounding product acceptance, the fees are fixed and determinable, and collection is considered probable. For customer license agreements, which meet these recognition criteria, the portion of the fees related to software licenses will generally be recognized in the current period, while the portion of the fees related to services is recognized as the services are performed. However, for the period ending June 30, 2000, the Company had not entered into any contracts for the sale or use of its products.

          Principles  of  Consolidation
          -----------------------------

          These consolidated financial statements have been prepared by management in accordance with generally accepted accounting principles and include the accounts of Forefront, Inc. and Forefront Technology, Inc. (its wholly owned subsidiary.) All intercompany accounts and transactions have been eliminated.

================================================================================
                         FOREFRONT, INC. AND SUBSIDIARY
                    (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                         (A DEVELOPMENTAL STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          JUNE 30, 2000, 1999 AND FROM
                   JULY 13, 1998 (INCEPTION) TO JUNE 30, 2000
================================================================================


NOTE 3 -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED
          ------------------------------------------------------------

          Cash  and  Cash  Equivalents
          ----------------------------

          Cash equivalents may consist of highly liquid short-term investments with original maturities at the date of acquisition of 90 days or less and are recorded at cost. The Company did not have any cash equivalents as of the balance sheet dates.

          Fair  Value  of  Financial  Instruments
          ---------------------------------------

          At June 30, 2000 and 1999, Forefront had the following financial instruments: cash, advances receivable, accounts payable and accrued liabilities. The carrying value of all such accounts are considered by management to approximate their fair market value based on their liquidity or based on their short-term nature.

          Property  and  Equipment
          ------------------------

          Property  and  equipment   are  recorded  at  cost  less   accumulated
          depreciation. Depreciation of property and equipment is provided using the following rates and methods:

               Computer  software                     2  year  straight  line
               Computer  hardware  and  equipment     3  year  straight  line
               Automobiles                            3  year  straight  line
               Furniture  and  fixtures               5  year  straight  line

          Leasehold improvements are amortized using the straight line method over three years.

          Goodwill,  Intangibles  and  Other  Assets
          ------------------------------------------

          Goodwill, core technology and other intangible assets are carried at cost less accumulated amortization and are being amortized on a straight line basis over the economic lives of the respective assets, generally from one to three years.

          Impairment  of  Long-Lived  Assets
          ----------------------------------

          Forefront makes periodic reviews for the impairment of long-lived assets including goodwill and other intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under Statement of Financial Accounting Standard ("SFAS") No. 121, an impairment loss would be recognized when estimates of undiscounted future cash flows expected to result from the use of an asset and its eventual disposition are less than its carrying amount. No such impairment losses have been identified by Forefront for the years ended June 30, 2000 and 1999.

================================================================================
                         FOREFRONT, INC. AND SUBSIDIARY
                    (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                         (A DEVELOPMENTAL STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          JUNE 30, 2000, 1999 AND FROM
                   JULY 13, 1998 (INCEPTION) TO JUNE 30, 2000
================================================================================


NOTE 3 -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED
          ------------------------------------------------------------

          Research  and  Development  Costs
          ---------------------------------

          Research and development costs, which consist primarily of software development costs, are expensed as incurred. SFAS No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," provides for the capitalization of certain software development costs after technological feasibility of the software is established. Under Forefront's current practice of developing new products and enhancements, the technological feasibility of the underlying software is not established until substantially all product development is complete, including the development of a working model. As of June 30, 2000, total capitalized software costs of $88,254 has been recorded. Amortization of these costs for 2000 were $13,338 with accumulated amortization of $13,338.


          Concentration  of  Credit  Risk
          -------------------------------

          Financial instruments that potentially subject Forefront to a concentration of credit risk consist principally of cash and cash equivalents and advances receivable. Cash and cash equivalents are custodied with high quality financial institutions. Forefront's future customer base is expected to cross many different geographic areas throughout North America, Europe and the Asia Pacific and consists of companies in a variety of industries. Forefront does not require collateral or other security to support credit sales, but will provide for an allowance for bad debts based on historical experience and specifically identified risks.

          At June 30, 2000, the Company has incurred substantial research and development, marketing and promotional activities from CyberQuest Group, Inc., a related party. The Company's concentration for such services have been critical to the operations of Forefront, Inc. and Subsidiary to date. This relationship has been terminated as of June 30, 2000.

          Foreign  Currency  Translation
          ------------------------------

          The  functional  currency of Forefront and its  subsidiary is the U.S.
          dollar. Assets and liabilities denominated in other than the U.S. dollar are translated using the exchange rates prevailing at the time of transaction. Consequently, no gains or losses occurred during the reporting period.

================================================================================
                         FOREFRONT, INC. AND SUBSIDIARY
                    (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                         (A DEVELOPMENTAL STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          JUNE 30, 2000, 1999 AND FROM
                   JULY 13, 1998 (INCEPTION) TO JUNE 30, 2000
================================================================================


NOTE 3 -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED
          ------------------------------------------------------------

          Foreign  Currency  Translation  -  Continued
          --------------------------------------------

          During 1999, part of the transactions of the Company were completed in Canadian dollars and have been translated to US dollars as incurred, at the exchange rate in effect at the time, and therefore, no gain or loss from the translations is recognized. As of the balance sheet dates, Forefront had no outstanding forward contracts.

          Advertising
          -----------

          Forefront expenses for advertising costs as they are incurred. Advertising expense is included in selling, general and administrative expenses and amounted to $161,755 for the year ended June 30, 2000. No advertising costs were incurred for the prior periods presented.

          Income  Taxes
          -------------

          Forefront accounts for income taxes under the provision of SFAS No. 109, "Accounting for Income Taxes." This statement provides for a liability approach under which deferred income taxes are provided based upon currently enacted tax laws and rates. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

          Share-Based  Compensation
          -------------------------

          As  permitted   under  SFAS  No.  123,   "Accounting  for  Stock-Based
          Compensation," Forefront accounts for employee stock options in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Compensation charges arise from those situations where options are granted at an exercise price lower than the deemed fair value of the underlying common shares. These amounts are amortized as charges to operations over the vesting periods of the individual stock options. Stock options issued to outside consultants are valued at their fair value and charged to the consolidated statement of loss in the period in which the services are rendered. The Company did not issue any stock based compensation awards during the year.

================================================================================
                         FOREFRONT, INC. AND SUBSIDIARY
                    (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                         (A DEVELOPMENTAL STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          JUNE 30, 2000, 1999 AND FROM
                   JULY 13, 1998 (INCEPTION) TO JUNE 30, 2000
================================================================================


NOTE 3 -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED
          ------------------------------------------------------------

          Earnings (Loss) Per Common Share
          ------------------------------------

          Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities by including other common share equivalents, including stock options and redeemable convertible preferred shares, in the weighted average number of common shares outstanding for a period, if dilutive. Pro forma earnings per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding and the weighted average redeemable convertible preferred shares outstanding as if such shares were converted into common shares and had been outstanding since July 1, 1999. The following tables sets forth the computation of basic and diluted, and pro forma basic and diluted earnings (loss) per share:

                                                     YEARS  ENDED  JUNE  30,
                                                    -------------------------
                                                        2000         1999
                                                    ------------  -----------

              NET INCOME (LOSS)                     $(1,994,042)  $  (20,182)
                                                    ============  ===========

              Weighted average number of
                common shares outstanding            12,759,928    8,122,000

              Dilutive effect of:

                Stock options                               -0-          -0-
                Convertible preferred shares                -0-          -0-
                                                    ------------  -----------

              DILUTED WEIGHTED AVERAGE NUMBER
                OF SHARES                             12,759,928    8,122,000
                                                    ============  ===========

              Pro forma adjustment for
                convertible preferred shares                -0-          -0-
                                                    ------------  -----------

              Pro forma basic and diluted
                weighted average number of shares     12,759,928    8,122,000
                                                    ============  ===========

              Earnings (loss) per share

                Basic                               $     (0.16)  $    (0.00)

                Diluted                             $     (0.16)  $    (0.00)

                Pro Forma Basic and Diluted         $     (0.16)  $    (0.00)

================================================================================
                         FOREFRONT, INC. AND SUBSIDIARY
                    (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                         (A DEVELOPMENTAL STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          JUNE 30, 2000, 1999 AND FROM
                   JULY 13, 1998 (INCEPTION) TO JUNE 30, 2000
================================================================================


NOTE 3 -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED
          ------------------------------------------------------------

          Comprehensive  Income
          ---------------------

          SFAS No. 130, Reporting Comprehensive Income, establishes standards for the reporting and display of comprehensive income and its components (revenue, expenses, gains and losses) in a full set of general-purpose financial statements. Forefront adopted SFAS No. 130 in 1999. Forefront has no comprehensive income items other than the net earnings (loss), in any of the periods presented.

          Recent  Accounting  Pronouncements
          ----------------------------------

          In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The FASB subsequently issued SFAS No. 137 which delayed the required effective date for adoption of SFAS No. 133 to fiscal years beginning after June 15, 2000. Forefront will adopt SFAS No. 133 as amended by SFAS No. 137 in the first quarter of fiscal year 2001. Forefront does not expect that adoption of this standard will have a material effect on its consolidated financial position or results of operations. In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation." Forefront will be required to adopt FIN 44 Effective July 1, 2000 with respect to certain provisions applicable to new awards, exchanges of awards in a business combination, modifications to outstanding awards, and changes in grantee status that occur on or after that date. FIN 44 addresses practice issues related to the application of APB Opinion No. 25, "Accounting for Stock Issued to Employees." Forefront does not expect the application of FIN 44 to have a material impact on its consolidated financial position or results of operations. In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101") and amended it in March 2000. Forefront is currently reviewing the provisions of SAB 101 and has not fully assessed the impact of its adoption. While SAB 101 does not supercede the software industry specific revenue recognition guidance, which Forefront believes it is in compliance with, the SEC Staff has recently informally indicated its views that SAB 101 may change current interpretations of software revenue recognition requirements. Such SEC interpretations could result in companies recording a cumulative effect of a change in accounting principle. Forefront is required to adopt SAB 101 no later than the fourth quarter of fiscal 2001.

================================================================================
                         FOREFRONT, INC. AND SUBSIDIARY
                    (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                         (A DEVELOPMENTAL STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          JUNE 30, 2000, 1999 AND FROM
                   JULY 13, 1998 (INCEPTION) TO JUNE 30, 2000
================================================================================


NOTE 3 -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED
          ------------------------------------------------------------

          Reclassifications
          -----------------

          Certain prior period amounts have been reclassified to conform with the current period presentation.


NOTE 4 -  BUSINES  COMBINATIONS
          ---------------------

          During the year ended June 30, 2000, Forefront completed the acquisition described below which was accounted for under the purchase method of accounting. Accordingly, the results of operations of the acquisition are included in the consolidated statement of operations as of the first day of the year as allowed by Accounting Research Bulletin No. 51, and the related assets and liabilities were recorded based upon their respective fair value at the date of acquisition.

          Web  Partners,  Inc.
          --------------------

          Effective March 15, 2000, Anyox Resources, Inc. entered into a share exchange agreement acquiring 57% of Web Partners, Inc. (WPI), a Florida corporation that engages in research and development of new web based technologies. Anyox paid an aggregate price of $4,050,000 all through the issuance of 4,000,000 shares of its common stock. Effective May 25, 2000, Anyox acquired the remaining 43% of the outstanding stock of WPI for an additional price of $3,534,000 at such time the entity became a wholly owned subsidiary. This interest was acquired through the issuance of 3,011,511 shares.

          Simultaneously with the acquisition of the remaining minority interest, WPI merged into Web Partners of Nevada (a Nevada Corporation) and Anyox Resources, Inc. changed its name to Forefront, Inc. (Forefront). Web Partners of Nevada (WPN) is a wholly-owned subsidiary of Forefront, Inc. Also on May 25, 2000, WPN amended its Articles of Incorporation to change the name of the corporation to Forefront Technologies, Inc. (FTI).

          Anyox paid an aggregate purchase price of $7,584,000 consisting of 7,011,511 shares of common stock. The total consideration, including the acquisition costs, was allocated based on estimated fair values on the acquisition dates as follows:

================================================================================
                         FOREFRONT, INC. AND SUBSIDIARY
                    (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                         (A DEVELOPMENTAL STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          JUNE 30, 2000, 1999 AND FROM
                   JULY 13, 1998 (INCEPTION) TO JUNE 30, 2000
================================================================================


NOTE 4 -  BUSINES  COMBINATIONS  -  CONTINUED
          -----------------------------------

          LIABILITIES ASSUMED
            Operating payables                              $766,000
            Short-term debt obligations                    1,588,000
            Other liabilities                                 95,000
                                                          ----------
                                                           2,449,000

          ASSETS ACQUIRED
            Equipment and furnishings                     $  401,000
            Core developed technology                         43,000
            Other assets                                     381,000
                                                          ----------
                                                             825,000

          Net identifiable liabilities acquired            1,624,000
          Stock issued (7,011,511 at $0.85)                5,960,000
                                                          ----------

          PURCHASE PRICE                                  $7,584,000
                                                          ==========

            Consideration assumption of net liabilities   $1,621,000

            Fair value of common shares issued            $5,960,000
                                                          ==========

          The fair value of the common shares of Forefront was determined by taking the most recent stock sale price identified in a private placement offering just prior to the acquisition of $0.85 per share. The purchase price will be increased by the estimated fair value of the future stock options of Forefront to be exchanged for the Web Partners, Inc. options outstanding pursuant to the share exchange agreement which will be valued at the time of granting the options.

          Purchased  in  Process  Research  and  Development
          --------------------------------------------------

          No allocation of the purchase price was allocated to any in process research and development charges in that no independent valuation was performed in assessing and allocating a value to such costs. Consequently, no identifiable value could be determined.


NOTE 5 -  PROPERTY  AND  EQUIPMENT
          ------------------------

                                         JUNE 30, 2000
                                         --------------
               Computer software         $       34,870
               Computer equipment               281,982
               Automobiles                      232,235
               Furniture and fixtures            98,059
               Leasehold improvements            61,640
                                         --------------
                                                708,786
               Accumulated depreciation          80,203
                                         --------------
               NET BOOK VALUE            $      628,583
                                         ==============

================================================================================
                         FOREFRONT, INC. AND SUBSIDIARY
                    (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                         (A DEVELOPMENTAL STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          JUNE 30, 2000, 1999 AND FROM
                   JULY 13, 1998 (INCEPTION) TO JUNE 30, 2000
================================================================================

NOTE 6 -  GOODWILL, INTANGIBLES AND OTHER ASSETS
          --------------------------------------

          Goodwill                               $ 7,583,884
          Patent rights                               77,421
                                                 ------------
                                                   7,661,305

          Accumulated amortization                  (530,486)
                                                 ------------

          NET BOOK VALUE                         $ 7,130,819
                                                 ============

          Amortization includes the amortization of goodwill and patent rights over a three-year and one year period, respectively, on the straight line method.


NOTE 7 -  CAPITALIZED  SOFTWARE
          ---------------------

          The Company capitalized costs of materials and consultants, incurred in developing internal-use computer software once technological feasibility is attained. Technological feasibility is attained when software products reach Beta release. Costs incurred prior to the establishment of technological feasibility are charged to product development expense.

          The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues, estimated economic life and changes in software and hardware technologies.

          Upon the general release of the software product to customers, capitalization ceases and such costs are amortized (using the straight-line method) on a product by product basis over the estimated life which is generally two years.

          All research and development expenditures are charged to research and development expense in the period incurred.

          Capitalized software costs and accumulated amortization as of June 30, 2000 and related software amortization expense for the period then ended was as follows:

                                         2000
                                       ---------

             Capitalized software:
               Internally developed    $ 88,254
             Accumulated amortization   (13,338)
                                       ---------
                                       $ 74,916
                                       =========

             Amortization expense      $ 13,338
                                       =========

================================================================================
                         FOREFRONT, INC. AND SUBSIDIARY
                    (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                         (A DEVELOPMENTAL STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          JUNE 30, 2000, 1999 AND FROM
                   JULY 13, 1998 (INCEPTION) TO JUNE 30, 2000
================================================================================

NOTE 8 -  ACCOUNTS  PAYABLE  AND  ACCRUED  LIABILITIES
          --------------------------------------------

          The Components of accounts payable and accrued liabilities were as follows:

                                              JUNE  30,
                                          ----------------
                                            2000     1999
                                          --------  ------

               Accounts payable           $926,790  $5,315
               Accrued compensation         29,750     -0-
               Other accrued liabilities    42,765     -0-
                                          --------  ------
                                          $999,305  $5,315
                                          ========  ======

NOTE 9 -  SHORT-TERM  NOTES  PAYABLE
          --------------------------

          Forefront has obtained short term financing to provide operating capital during 2000. This liability is made up of the following notes:

                                                     JUNE  30, 2000
                                                     --------------
              Note payable - due on demand bearing
              interest at 0% (See NOTE 15)           $      500,000
                                                     ==============

            Note payable - related party due on
              demand bearing interest at 9.5% (See
              NOTE 15)                               $       56,000
            Note payable - related party due on
              demand bearing interest at 9.5% (See
              NOTE 15)                                       50,000
                                                     --------------

                                                     $      106,000
                                                     ==============

NOTE 10 - LONG-TERM  DEBT
          ---------------

          The Company has long-term debt as of June 30, 2000 consisting of the following:

             Note payable - Financial Institution,
                 payable in 36 monthly installments of
                 1,298, bearing interest at 9.16%.
                 This note is collateralized by an
                 automobile.                                            $79,596

             Note payable - Financial Institution,
                 payable in 36 monthly installments of
                 $1,197, bearing interest at 9.17%.
                 This note is collateralized by an
                 automobile.                                             68,836

================================================================================
                         FOREFRONT, INC. AND SUBSIDIARY
                    (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                         (A DEVELOPMENTAL STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          JUNE 30, 2000, 1999 AND FROM
                   JULY 13, 1998 (INCEPTION) TO JUNE 30, 2000
================================================================================

NOTE 10 - LONG-TERM DEBT - CONTINUED
          --------------------------

             Note payable - Financial Institution,
                 payable in 36 monthly installments of
                 $1,119, bearing interest at 10.18%.
                 This note is collateralized by an
             automobile.                                                 43,254
                                                                      ----------
                                                                        191,686
             Less current portion:                                     (191,686)
                                                                      ----------

                                                                      $     -0-
                                                                      ==========

          Due to the financial condition of the Company as of and subsequent to the balance sheet, the Company defaulted on these loans and are considered payable on demand by lending institutions.


NOTE 11 - CAPITALIZED  LEASES
          -------------------

          During the period, the Company purchased equipment under two capital leases in the amount of $71,975. Monthly payments of $854 and $1,493 are due over three and two-year periods, respectively, bearing a capital lease rate of 9% to 16% annually. These leases mature in 2002 and 2003.

          Due to the financial condition of the Company as of and subsequent to the balance sheet, the Company defaulted on these leases and are considered payable on demand by leasing companies.

          Leased assets included in property and equipment are recorded at a cost of $71,975 less accumulated depreciation of $2,581.


NOTE 12 - RELATED  PARTY  TRANSACTIONS
          ----------------------------

          The Company has loans from two shareholders for $50,000 and $56,000, respectively, for a total of $106,000. All notes bear annual interest at 9.5% per year and each note is due 12 months from the note agreement dates. At June 30, 2000, interest expense approximated $300.

================================================================================
                         FOREFRONT, INC. AND SUBSIDIARY
                    (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                         (A DEVELOPMENTAL STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          JUNE 30, 2000, 1999 AND FROM
                   JULY 13, 1998 (INCEPTION) TO JUNE 30, 2000
================================================================================


NOTE 12 - RELATED  PARTY  TRANSACTIONS-  CONTINUED
          ----------------------------------------

          The Company has entered into an agreement with CyberQuest Group, Inc., a related party, for certain professional services related to the development of the Company's technologies. The companies are related through common ownership and control. Costs incurred under this agreement at June 30, 2000 approximated $781,349, and at the balance sheet date, the Company has accounts receivable from CyberQuest Group, Inc. of $55,826. This agreement was terminated on December 12, 1999 by both parties.

          The Company also purchased certain fixed assets and rented other property from CyberQuest during the fiscal year ended June 30, 2000 in the amount of $60,000 and $5,400, respectively.

          The Company engaged the professional services of a firm owned by a member of the Board of Directors for marketing and business plan expenses. Total costs incurred for the year ended June 30, 2000 were $430,743 of which $318,243 is unpaid as of June 30, 2000.

          During 1999, related parties acquired 40% of the common stock issued for cash. A loan was received by the Company from a related party of $1,833 with no due date or interest. See Note 14 regarding purchase of mineral leases from a related party.


NOTE 13 - INCOME  TAXES
          -------------

          At June 30, 2000, the Company has incurred operating losses for tax purposes of approximately $2,000,000. These losses will be available to offset income in future years. The Company has fully reserved the tax benefit of the operating losses because the likelihood of realization of the benefit cannot be established. For tax purposes, the Company has elected to report using a June 30 year end.

          As part of the acquisition of 57% of the outstanding stock of Web Partners, Inc. on March 15, 2000, the Company also has available approximately $2,205,000 of net operating loss carryforwards that are subject to certain annual limitations under Internal Revenue Code. These losses were incurred prior to the ownership change.

================================================================================
                         FOREFRONT, INC. AND SUBSIDIARY
                    (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                         (A DEVELOPMENTAL STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                          JUNE 30, 2000, 1999 AND FROM
                   JULY 13, 1998 (INCEPTION) TO JUNE 30, 2000
================================================================================

NOTE 13 - INCOME  TAXES  -  CONTINUED
          ---------------------------

          The Company's income tax provision has been determined as follows:

                                                         2000        1999
                                                      -----------  --------
               Net loss before taxes                  $1,994,042   $20,182
                                                      ===========  ========

               Income taxes at 38.5%                  $  767,706   $ 7,770
               Decrease resulting from permanent
                 non-deductible expense                   (4,780)      -0-
               Tax benefit of losses not recognized
                 in the accounts, included in
                 valuation reserve                      (762,926)   (7,770)
                                                      -----------  --------

                                                      $      -0-   $   -0-
                                                      ===========  ========

          At June 30, 2000, the Company has approximately $4,199,000 of non-capital losses available for income tax purposes. These losses a

                YEAR                   AMOUNT
               -----                   ------
                2014               $   20,182
                2015                4,178,818
                                   ----------

                                    4,199,000
                                   ==========

NOTE 14 -  MINERAL  LEASES
           ---------------

          The Company acquired mineral leases for $1.00 from, a related party, known as Fame #1 and #2 located near the former town site of Anyox, British Columbia, Canada.

          The claims have not been proven to have a commercially minable ore reserve and therefore all costs for exploration and retaining the properties have been expensed.

          The claims may be retained by the Company only upon a yearly payment, or an equal amount of assessment work, of $2,750cn which is due starting September 25, 2000. The amounts due for September 25, 1999 have been paid.

          These leases have been disposed of pursuant to the merger dated May 25, 2000 with Web Partners, Inc.

================================================================================
                         FOREFRONT, INC. AND SUBSIDIARY
                    (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                         (A DEVELOPMENTAL STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FROM JULY 13, 1998 (INCEPTION) TO JUNE 30, 2000
================================================================================

NOTE 15 - CAPITALIZATION
          --------------

          The Company has been capitalized from funding raised through the issuance of the Company's Common Stock for cash and intangible assets in the amount of $8,085,477. Costs of the subscription approximated $154,500 and are treated as a reduction of additional paid-in capital.

          Preferred  Stock
          ----------------

          The Company has authorized the issuance of 200,000 shares of Preferred Stock, par value $0.001 per share. The Board of Directors of the Company has broad discretion to create one or more series of preferred stock and to determine the rights, preferences and privileges of any such series. This stock has a preference in involuntary liquidation compared to all other classes of common stock. At June 30, 2000, 200,000 shares of preferred stock have been issued.

          Notes  Payable
          --------------

          Notes payable at June 30, 2000 consisted of the following:

          The Company has issued $500,000 of notes payable dated February 3, 2000 through March 6, 2000 which carry no interest, payable 30 days after receipt of funds. These notes are convertible by the holder at maturity, the holder can convert this debenture to Common Stock at thirty-seven and one half cents ($.375) per share.

          As of the balance sheet date,  these notes have been  extended  thirty
          (30) days.

          Notes payable to executives bearing interest at nine and one-half percent (9.5%) per annum. These notes are demand notes totaling $106,000.


NOTE 16 - COMMITMENTS  AND  CONTINGENCIES
          -------------------------------

          As part of the merger agreement with Web Partners, Inc. on May 25, 2000, the Company is obligated to make its best efforts to implement a stock option plan and match, in similar terms, the options previously available to Web Partners, Inc. shareholders and vendors approximating 2,041,000 options. The Web Partners plan was terminated at the merger date. The Company has not yet completed the required Securities and Exchange Commission filings as of the balance sheet date.

================================================================================
                         FOREFRONT, INC. AND SUBSIDIARY
                    (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                         (A DEVELOPMENTAL STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FROM JULY 13, 1998 (INCEPTION) TO JUNE 30, 2000
================================================================================

NOTE 16 - COMMITMENTS  AND  CONTINGENCIES  -  CONTINUED
          ---------------------------------------------

          Accordingly, no new options have been granted. This contingency may effect the reported acquisition costs of Web Partners, Inc. in the future when the stock option grants are issued.


NOTE 17 - SUBSEQUENT  EVENTS
          ------------------

          Due to the deteriorating cash position of the Company, several debt agreements have been defaulted upon and have been reclassified as current liabilities on the balance sheet. The cash deficiencies delayed the ability to commence the year end audit and has resulted in the Company being out of compliance with certain SEC regulations. This may impact the ability of the Company to obtain additional capital.

          Subsequent to the balance sheet date, the Company is involved in litigation with respect to unpaid vendor invoices of the Company in the amount of $14,000. This amount has been properly reported as of the balance sheet date.


NOTE 18 - PRO  FORMA  INFORMATION
          -----------------------

          The presentation for the consolidated financial statements has been presented as of the first day of the fiscal year. The subsidiary acquired was formed in September of 1998 but remained dormant with no activity until August 1, 1999. Consequently, no pro-forma disclosure is applicable for the fiscal year ended June 30, 1999.


NOTE 19 - OPERATING  LEASES
          -----------------

          The  Company  has  operating   leases  for  office   facilities  on  a
          month-to-month basis as of June 30, 2000. Total lease expenses incurred for the year under these leases approximated $97,000.


NOTE 20 - PENDING  OR  THREATENED  LITIGATION
          -----------------------------------

          The Company is in default of substantially all of its obligations with vendors and lenders as of the date of the auditors' report. Consequently, the Company may have future claims assessed against it as a result of these defaults. Additionally, the Company may be subject to litigation regarding the Company's trading status and alleged representations made by Company officials to certain investors. The Company has received notices regarding these issues but no formal legal proceeding has been filed. No provisions have been made for any litigation in that such amounts are not known or estimable.

                                                                            Page
                                                                          Number
                                                                          ------

PART I -  FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . .  3

Item 1.   Consolidated Balance Sheets as at September 30, 2000 and June 30,
          2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

          Consolidated Statement of Operations for the three months ended
          September 30, 2000 and September 30, 1999 . . . . . . . . . . . . .  5

          Consolidated Statement of Cash Flows for the three months ended
          September 30, 2000 and September 30, 1999 . . . . . . . . . . . . .  6

          Notes for the Financial Statements . . . . . . . . . . . . . . . .   7

Item 2.   Management's Discussion and Analysis . . . . . . . . . . . . . . .   8

                         PART I - FINANCIAL INFORMATION

                         ITEM 1.   FINANCIAL STATEMENTS

==========================================================================================================
                                      FOREFRONT, INC. AND SUBSIDIARY
                                 (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                                      (A DEVELOPMENTAL STAGE COMPANY)
                                   UNAUDITED CONSOLIDATED BALANCE SHEETS
==========================================================================================================

ASSETS


                                                                              SEPTEMBER 30,     JUNE 30,
                                                                                  2000            2000
                                                                             ---------------  ------------
CURRENT ASSETS
  Cash                                                                       $                $     3,615
  Due from related party                                                             55,826        55,826
Employee Advances                                                                   100,865           -0-
  Prepaid expenses                                                                      -0-        21,734
                                                                             ---------------  ------------
    Total current assets                                                            156,691        81,175

Property and equipment, net                                                         491,292       628,583

Other Assets
  Goodwill - net                                                                  6,460,007     7,091,997
  Deposits                                                                            2,310         7,577
  Capitalized software costs less accumulated amortization
    of $26,103                                                                       81,783        74,916
  Patent rights, less accumulated amortization of $54,457                            18,042        38,822
                                                                             ---------------  ------------
    Total other assets                                                            6,562,142     7,213,312
                                                                             ---------------  ------------

  TOTAL ASSETS                                                               $    7,210,125   $ 7,923,070
                                                                             ===============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                           $      745,494   $   508,490
  Accounts payable - related party                                                  318,243       318,243
  Accrued liabilities                                                               586,828       172,572
  Current portion of capital leases                                                  54,675        54,626
  Current portion of long-term debt                                                 108,464       191,686
  Notes payable - convertible debentures                                             80,000           -0-
  Notes payable                                                                     500,000       500,000
  Notes payable - related party                                                     190,000       106,000
                                                                             ---------------  ------------
    Total current liabilities                                                     2,583,704     1,851,617

Long-term debt                                                                          -0-           -0-

Long-term capital lease liability                                                       -0-           -0-

Commitments and contingencies - Note 5                                                  -0-           -0-

Stockholders' equity (deficit)
  Class A - Preferred stock, $0.001 par value, 200,000 shares
    authorized; 200,000 shares issued and outstanding                                   200           200
  Common stock, $0.001 par value, 200,000,000
    shares authorized; 19,590,011 shares issued and outstanding
    and 15,090,011 outstanding, respectively                                         19,591        15,091
Subscription receivable                                                              (4,500)          -0-
  Additional paid-in capital                                                      7,924,348     8,070,386
  Deficit accumulated during the development stage                               (3,313,218)   (2,014,224)
                                                                             ---------------  ------------
    Total stockholders' equity (deficit)                                          4,626,421     6,071,453
                                                                             ---------------  ------------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $    7,210,125   $ 7,923,070
                                                                             ===============  ============



==========================================================================================================

          The accompanying notes are an integral part of these consolidated financial statements.

================================================================================================
                                     FOREFRONT, INC. AND SUBSIDIARY
                               (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                                    (A DEVELOPMENTAL STAGE COMPANY)
                                 CONSOLIDATED STATEMENTS OF OPERATIONS
================================================================================================

                                               FOR THE THREE MONTHS Ended   INCEPTION  TO
                                                       September  30,       September 30,
                                                    2000          1999           2000
REVENUE
  Interest                                      $         5   $       -0-  $        2,579

EXPENSES
  Selling general and administrative               604,724         4,335        3,301,744
  Research and development                         107,973           -0-        1,307,340
  Depreciation and amortization                    718,715           -0-        1,342,741
                                               ------------  ------------  ---------------
                                                 1,431,412         4,335        5,951,825
                                               ------------  ------------  ---------------
OTHER INCOME
  Gain on disposition of asset                       1,475                          1,475

NET (LOSS) BEFORE MINORITY SHARE                                               (5,947,771)

LESS:  MINORITY SHARE OF
       OPERATIONAL LOSSES                                                       2,503,615

NET (LOSS)                                     $(1,429,932)  $    (4,335)  $   (3,444,156)
                                               ============  ============  ===============

BASIC AND FULLY DILUTED LOSS PER SHARE         $     (0.16)  $     (0.00)
                                               ============  ============

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING                            17,403,198    10,028,500
                                               ============  ============


================================================================================================

     The accompanying notes are an integral part of these consolidated financial statements.

====================================================================================================
                                           FOREFRONT, INC. AND SUBSIDIARY
                                      (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                                           (A DEVELOPMENTAL STAGE COMPANY)
                         UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
====================================================================================================

                                                                COMMON  STOCK       PREFERRED  STOCK
                                                            ----------------------  ----------------

                                                              SHARES      AMOUNT    SHARES   AMOUNT
                                                            ----------  ----------  -------  -------
BALANCE - JUNE 30, 2000                                     15,090,011  $   15,091  200,000  $   200
                                                            ----------  ----------  -------  -------

Common Stock issued in private placement
  (never funded; shares cancelled October
   2000) - August 10, 2000                                   1,000,000       1,000

Common Stock issued in private placement
  (never funded; shares cancelled October
   2000) - August 14, 2000                                   1,000,000       1,000

Common Stock issued as collateral in debt
   Transaction ( transaction not completed;
   Shares cancelled October 2000) - August
   16, 2000                                                  2,500,000       2,500

BALANCE - SEPTEMBER 30, 2000                                19,590,011  $   19,591  200,000  $   200
                                                            ----------  ----------  -------  -------



====================================================================================================

             The accompanying notes are an integral part of these financial statements.

====================================================================================================
                                   FOREFRONT, INC. AND SUBSIDIARY
                             (FORMERLY KNOWN AS ANYOX RESOURCES, INC.)
                                  (A DEVELOPMENTAL STAGE COMPANY)
                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000, 1999
====================================================================================================

                                                   FOR THE THREE MONTHS Ended   INCEPTION  TO
                                                          September  30,        September 30,
                                                        2000         1999          2000
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                         $ (1,429,932)   $(4,335)       (5,947,771)
  Adjustment to reconcile net loss to
    net cash used in operating activities
  Minority interest in net loss of
    consolidated subsidiary - net of capital                -0-        -0-         1,222,385
  Depreciation and amortization                         718,715        -0-         1,342,741
     Gain on disposition of asset                        (1,475)       -0-            (1,475)
 Decrease in deposits
  Expenses in-kind                                          -0-      1,080             3,300
    Changes in operating assets and liabilities
    (Increase) in due from Cyberquest                       -0-        -0-           (55,826)
    (Increase)in employee advances                     (100,865)                    (100,865)
    Decrease in prepaid expenses                         21,734        -0-               -0-
    Decrease in deposits                                  5,267        -0-            (2,310)
    Increase in accounts payable                        237,004     (2,065)        1,063,674
    Increase in accrued liabilities                     414,256        -0-           586,829
    Increase in accounts payable - related party            -0-      5,500               -0-
                                                   ------------  ---------  -----------------
    Net cash (used) in operating activities            (135,296)       180        (1,889,318)

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                      -0-        -0-          (404,576)
  Intangible asset expenditures                         (13,742)       -0-          (179,416)
                                                    ------------  ---------  ----------------
    Net cash (used) in investing activities             (13,742)       -0-          (583,992)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from notes payable                           164,000        -0-           770,000
  Payments on long-term debt                                 49        -0-           (40,500)
  Capital lease payments                                 (3,626)       -0-           (20,975)
  Issuance of common stock                                  -0-        -0-            18,112
 Cost of capital                                        (15,000)       -0-           (15,000)
  Proceeds from equity investors net of
    issue costs                                             -0-        -0-         1,761,611
                                                    ------------  ---------  ----------------
    Net cash provided by financing activities           145,423     12,850         2,473,248
                                                    ------------  ---------  ----------------

NET INCREASE (DECREASE) IN CASH                          (3,615)       180               (62)
Cash - beginning of period                                3,615      1,283               -0-
                                                    ------------  ---------  ----------------

CASH - END OF PERIOD                                $       -0-   $  1,463               (62)
                                                    ============  =========  ================

Non-cash financing and investing activities:
--------------------------------------------
In  September  2000  a company  vehicle was repossessed. The amount removed from fixed assets was
$93,745 with $15,624 in accumulated depreciation, and a liability of $79,596 was removed as well.
====================================================================================================


The accompanying notes are an integral part of these financial statements.

                                 FOREFRONT, INC
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2000

                      (Unaudited - Prepared by Management)

     1.  ORGANIZATION

     The Company was incorporated under the laws of the State of Nevada on July 13, 1998 with the authorized common shares of 200,000,000 shares at $0.001 par value. Although the Company was organized for the purpose of acquiring and developing mineral properties, it disposed of its mineral properties and acquired 57% of Web Partners, Inc. (WPI) during March 2000, and the remaining 43% in May, 2000. WPI, a Florida Corporation formed in September 1998, is a development-stage company with its core business focused on the research and development of new web-based technologies. As part of the merger transaction, WPI was dissolved into the Company and a new Nevada corporation (Forefront Technologies, Inc.) was simultaneously formed and carries on in place of WPI. Since its inception the Company has completed a series of Regulation D offerings of 12,028,500 shares of its capital stock for cash. In March 2000 it exchanged 4,000,000 shares of stock for its 57% interest in WPI. In addition, 4,000,000 shares were returned to treasury in March 2000 and canceled. In May, 2000 the Company issued 3,024,754 shares for the remaining 43% of WPI. In August 2000, the Company issued 4,500,00 shares in two separate transactions that were never funded. The shares were returned and canceled in October 2000.

     2.  BASIS  OF  PRESENTATION

     The accompanying unaudited balance sheets of Forefront, Inc. (the "Company") (a development stage company) at September 30, and the unaudited statements of operations and unaudited statements of cash flow for the three months ended September 30, 2000 and 1999 have been prepared by the Company's management and they do not include all information and notes to the financial statements necessary for a complete presentation of the financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.

     Operating results for the quarter ended September 30, 2000, are not necessarily indicative of the results that can be expected for the year ending June 30, 2001, in part because of serious cash flow deficiencies the Company experienced during the past several months.

     3.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     Accounting Methods

     The Company and WPI (now Forefront Tech) recognize income and expenses Based on the accrual method of accounting. Forefront Tech - WPI revenue recognition practices will conform to appropriate software revenue recognition standards.

     Dividend  Policy

     The  Company  has  not yet adopted a policy regarding payment of dividends.

     Income  Taxes

     On June 30, 2000, the Company had a net loss carry forward of approximately $2,000,000. These losses, in addition to current period losses of $1,429,932, will be available to offset income in future years. The Company has fully reserved the tax benefit of these losses. As part of the acquisition of 57% of the outstanding stock of WPI on March 15, 2000, the Company also has available approximately $2,205,000 of net operating loss carryforwards that are subject to certain annual limitations under Internal revenue Code. These losses were incurred prior to the ownership change.

     Loss  per  Share

     Loss per share amounts are computed based on the weighted average number of shares actually outstanding using the treasury stock method in accordance with FASB Statement No. 128.

     Foreign  Currency  Translation

     Part of the transactions of the Company in 2000 and 1999 were completed in Canadian dollars and have been translated to US dollars as incurred, at the exchange rate in effect at the time, and therefore, no gain or loss from the translation is recognized. All WPI transactions have been in US dollars.

     4.  GOING  CONCERN

     The Company and Forefront Tech will need additional working capital to be successful in its planned activity and therefore continuation of the Company as a going concern is dependent upon obtaining additional working capital. Management of the Company and Forefront Tech have developed a strategy, which it believes will accomplish this objective through additional equity funding, and long term financing, which will enable the Company and Forefront Tech to operate for the coming years. This strategy has been slow in execution, and accordingly, the Company has run out of cash.

     As discussed in more detail under "Managements Discussion and Analysis", the Company is in immediate need of capital due to significant cash flow deficiency and may not continue as a going concern. The Company has no cash to run its operation. In short, the Company requires an immediate cash infusion or may have to suspend operations, with one alternative being to seek protection under the appropriate Federal Bankruptcy procedures. Should the company be unable to continue as a going concern, the assets and liabilities listed in the accompanying financial statements would require restatement on a liquidation basis which would differ materially from the values as a going concern.


     5.  COMMITMENTS  AND  CONTINGENCIES
         -------------------------------

     As part of the merger agreement with Web Partners, Inc. on May 25, 2000, the Company is obligated to make its best efforts to implement a stock option plan and match, in similar terms, the options previously available to Web Partners, Inc. shareholders and vendors approximating 2,041,000 options. The Web Partners plan was terminated at the merger date. The Company has not yet completed the required Securities and Exchange Commission filings as of the balance sheet date. Accordingly, no new options have been granted. This contingency may effect the reported acquisition costs of Web Partners, Inc. in the future when the stock option grants are issued.

     6.  Debt
         ----
     Due to the financial condition of the Company as of and subsequent to the balance sheet, the Company defaulted on the capital leases, which are considered payable on demand by leasing companies. In addition, on Sepember 14, 2000, one company owned vehicle was repossessed by the lender to satisfy the unpaid debt. The estimated cost of repo fees and interest has been accrued as of September 30, 2000.

                  ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS

     This Form 10-QSB contains forward-looking statements. The words "anticipate", "believe", "expect", "plan", "intend", "estimate", "project", "could", "may", "foresee", and similar expressions identify forward-looking statements that involve risks and uncertainties. You should not place undue reliance on forward- looking statements in this Form 10-QSB because of their inherent uncertainty. The following discussion and analysis should be read in conjunction with the Financial Statements and Notes thereto and other financial information included in this Form 10-QSB and our Form 10-KSB filed November 14, 2000. Actual results could differ materially from the results discussed in the forward-looking statements.

     Plan  of  Operation  -Background

     Forefront, Inc. (the "Company"), was formerly named Anyox Resources, Inc. ("Anyox"). Anyox, a Nevada corporation, was formed in 1998 and operated as an early development stage company until March, 2000 when it acquired 57% of Web Partners, Inc. ("WPI"), a Florida corporation. The remaining 43% minority interest was subsequently acquired in May 2000. At that time, WPI was merged into a subsidiary of Anyox; Forefront Technologies, Inc. ("Forefront Tech") which took on the assets, liabilities and business of WPI. Anyox changed its name to Forefront, Inc. At that time, Forefront Tech (formerly WPI) was an early development stage company, which was formed in September 1998 and began operations in August 1999. Forefront Tech's core business is focused on the research and development of new web-based technologies. Forefront Tech also provides creative production services in connection with developing online 30-second commercial spot advertisements. Neither business unit has had any revenue to date. Forefront Tech had accumulated approximately $4,517,839 in deficits through June 30, 2000. Due to minority interest accounting, the Company reported only $2,014,224 of this accumulated deficit at June 30, 2000.

     The major spending areas comprising the approximately $4,500,000 of Forefront Tech deficits at June 30,2000 include advertising expenses of $162,000 and other selling, general, and administrative expenses of $2,500,000, research and development cost approximated $1,200,000 and depreciation and amortization $624,000.

     Forefront Tech's technology toolkit is designed to deliver a complete online advertising platform. The toolkit is comprised of a 30-second online commercial spot system, called a CyberSpot, and an audience measurement and commercial delivery verification system, called Delivery Verification Technology ("DVT"). CyberSpots are Web-based interactive multi-media commercial spots which use Forefront Tech's Instant On User Interface ("IOUi") technology which enables the spot to reach the audience quickly and with minimal disruptions. DVT provides an online advertising measurement system that verifies audience reach and spot delivery.

     Forefront Tech intends to generate revenue from licensing fees, creative / production fees and a technology license based on a cost-per-play model. Forefront Tech plans to produce and distribute CyberSpot production software that will enable global production of CyberSpots by advertisers, agencies and web development firms. WPI plans to license its family of technologies within the U.S., Asia and Europe.

     Forefront Tech's revenue model currently focuses on four distinct revenue drivers: (1) the development of CyberSpot ads; (2) the delivery of CyberSpot ads; (3) CyberSpot enterprise licensing; and (4) DVT licensing.

     Each revenue driver has associated variable expenses. Ad production variable costs are comprised entirely of human resources. A certain number of personnel are needed to produce and test each ad. The CyberSpot per play variable cost is comprised of the fee charged by the ad delivery strategic partner. DVT variable costs are also comprised entirely of human resources. The DVT team will be responsible for marketing the DVT technology and identifying additional applications for the technology. Development of the toolkit is the largest expense item included in the operating expenses. Executive and operational team salaries and benefits, CyberSpot licensee technical support, legal fees and advertising also account for a significant portion of the operating expenses.

Results  of  Operations:

Revenue

     The Company was involved in the exploration and development of mineral properties. Since inception the property has generated no revenue and the property was never developed because of the lack of financing. The Company's future revenue stream is based on its 100% owned subsidiary Forefront Tech. Through November 15, 2000, Forefront Tech has recognized no revenue but does have contracts, orders, and letters of intent from customers. In addition, Forefront Tech is presently producing commercial spot advertisements that may generate future revenue. Revenue recognition in the last quarter of 2000 and beyond will depend upon the status of the projects at that time and the applicable revenue recognition accounting standards.

Expenses

     For the three months ended September 30, 2000, the Company and Forefront Tech have recognized expense of approximately $1,431,000 compared to spending of $4,335 for the period three months ended September 30, 1999. The Company and its subsidiary have ten full time employees, with Forefront Tech absorbing all personnel and indirect costs.

     Although WPI (now Forefront Tech) was organized in 1998 it did not start meaningful operations until July 1999. Personnel and personnel related costs were $493,625 in 2000 and $0 in 1999. Although cash flow shortfalls caused the Company to curtail operations during this quarter, it continued to accrue payroll and payroll related expenses for employees who chose to continue to work and accept payment at a later date. Legal, accounting, and other professional consulting fees were $101,209 in 2000 and $1,893 in 1999. In addition, the Company recognized approximately $719,000 of depreciation and amortization in 2000, with no corresponding expense in 1999. The $719,000 consists principally of the amortization of goodwill related to the acquisition of Forefront Tech/WPI.


Liquidity  and  Capital  Resources

     The Company and WPI individually financed their operations to date with a series of Regulation D offerings of their respective shares of capital stock, generally for cash. The Company's March 2000 private placement was for 2,250,000 shares at $0.85 per share with proceeds of $1,912,500. Prior to the merger, WPI raised $500,000 in the form of bridge financing from a shareholder group. The notes are past due and the shareholder group has sent the Company a demand letter. The Company also raised a total of $190,000 in bridge financing from the two founders through September 30, 2000. During the first quarter of this fiscal year, the Company has entered into a number of non-binding agreements with various financial groups to raise both debt and equity capital. In one such transaction, the Company issued 2,500,000 shares of Class A Common Stock as collateral for a loan transaction. The transaction failed to go through. In a separate transaction, the Company issued 2,000,000 shares of Class A Common Stock in a private placement that was never funded. The stock from both transactions has been returned and canceled subsequent to September 30, 2000.

     In other transactions, the Company raised $80,000 by issuing convertible corporate debentures with stock warrants in August, 2000. Just recently, the Company sold 375,000 post split shares at $0.10 per share.

     The combined operations had a net working capital deficit of $2,427,014 at September 30, 2000. The current Liabilities of $2,583,643 at September 30, 2000 include $500,000 of past due bridge financing from a shareholder Group, $190,000 of bridge financing from two company founders, $30,000 of bridge financing from a director and a business associate of a director. Accounts payable of $1,063,675 include $355,743 payable to a Forefront Tech Consulting firm founded by this same director. This consulting has been in the areas typical to a development stage Company and has included assistance with business plan development, pricing models, and intellectual property. These services were contracted for in the ordinary course of business, prior to the director being appointed to the Company's board of directors, and management believes the pricing and terms were as favorable as that which could have been obtained from an independent third party.

     Also included in other liabilities at September 30, 2000, was $566,703 of payroll related liabilities. The Company has been unable to fund employee payrolls since early July, 2000, but continues to accrue payroll for those employees continuing to work and for employees with contractual obligations.

     The Company's estimated monthly cash requirements approximate $275,000. This amount may decrease as revenue is generated. However, like most other development stage companies, Forefront Tech and the Company may not generate cash from operations for a number of quarters, if at all. The Company experienced severe cash flow deficiencies starting in June 2000 and effectively ran out of money during the summer of 2000.

     The Company is in immediate need of capital due to significant cash flow deficiency and may not continue as a going concern. The Company has no cash to run its operation. Each week it continues to build up additional past due payroll and vendor liabilities. In short, the Company requires an immediate cash infusion or may have to suspend operations, with one alternative being to seek protection under the appropriate Federal Bankruptcy Procedures. If the Company goes into Chapter 11, existing shareholder investments may be diluted substantially or be completely lost through satisfaction of creditor claims. If a Chapter 11 reorganization is not successful, the Company may be forced into Chapter 7, in which case shareholders may lose their investment completely.

     In recognition of this issue, the Company is continually searching for sources of additional financing and pursuing venture capital investors. Although the competition for funding is strong, the Company believes it has unique, protectable technology. It also believes its public status will be appealing for potential venture capital investors to execute their respective exit strategies. Should the Company be unable to continue as a going concern, the assets and liabilities listed in the accompanying financial statements would require restatement on a liquidation basis which would differ materially from the values as a going concern.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

     (a) Section 78.7502 of the Nevada Business Corporation Act, as may be amended or replaced, provides that each corporation shall have the following powers:

          1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, or itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          2. A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

          4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agents is proper in the circumstances. The determination must be made:

               (a)  By  the  stockholders;

               (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

               (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

               (d) If a quorum consisting of two directors were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide, as may be amended from time to time, that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

          6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

               (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

               (b) Continues for a person who has ceased to be a director officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

          7. The registrant's articles of incorporation limit liability of its officers and directors to the full extent permitted by the Nevada Business Corporation Act.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The Company estimates that its expenses in connection with this Registration Statement will be as follows:

SEC  registration  fee . . . . . . . . . . . .    $4,000
Legal  fees  and  expenses . . . . . . . . . .    $150,000
Accounting fees and expenses . . . . . . . . .    $5,000
Miscellaneous . . . . . . . . . . . . . . . .     $10,000

                                                  ========
                                                  $169,000

ITEM  26.   RECENT  SALES  OF  UNREGISTERED  SECURITIES

In March 2000, the Company concluded a private placement offering of its Common Stock. On completion of the offering, a total of 2,250,000 shares of its Common Stock were issued at $0.85 per share for total proceeds of $1,912,500.00. The investors are believed to be accredited investors who reside outside of the United States.

In March 2000, the Company entered into a Share Exchange Agreement with Web Partners, Inc. ("WPI") and two of its primary shareholders, (Messrs, Gray and Wade). The Agreement provided for the Company to acquire WPI. Under the Agreement, Messrs. Gray and Wade each exchanged 1,000,000 shares of their WPI stock for 2,000,000 shares of restricted common stock of the Company (4,000,000 total shares).

In May 2000, as part of the Share Exchange Agreement and Agreement and Plan of Merger between the Company and WPI, the Company exchanged its Common Stock for the remaining Common Stock of WPI. Each share of WPI was exchanged for two shares of the Company. The Company issued a total of 6,947,254 shares of common stock to former shareholders of WPI (including Messrs. Gray and Wade). The offer and issuance was exempt from registration under Rule 506 of Regulation D of the Act.

In early 2000, we entered into an agreement involving the sale of 250,000 shares of stock to Albany Partners, an overseas accredited investor, with certain alleged registration rights which would have required the shares to be included in this registration but for a default by the investor.

The above transactions were undertaken with persons believed to be accredited investors and under Section 4(2) of the Securities Act of 1933, as amended among other possible exemptions.

ITEM  27.  EXHIBITS
                              INDEX TO EXHIBITS

   No.     Description                                                           Page No.
---------  -----------                                                           --------
     2.1*  Share Exchange Agreement

    2.2**  Agreement and Plan of Merger

   3.1***  Amended and Restated Articles of Incorporation

 3.2*****  Amended and Restated Bylaws

 4.1*****  Specimen Stock Certificate for Shares of Common Stock of the Company

   4.2***  Class A Preferred Stock Designation of Rights and Preferences

      5.1  Form of Opinion re: Legality of Law Offices of
           Richard Rossi, P.A.  (under Exhibit 23.1)

10.1*****  Technology & Dispute Resolution Consulting, Inc. Agreement

     10.2  Lease

10.3*****  Employment Contract with Santu Rohatgi

10.4*****  Employment Contract with Wyly Wade

10.5*****  Employment Contract with Mark Gray

     10.6  Equity Line of Credit Agreement with Cornell Capital Partners

     10.7  Registration Rights Agreement with Cornell Capital Partners


                                       32

     10.8  Form of Debenture, $250,000 funding.

     10.9  Registration Rights Agreement form as to $250,000 funding.

    10.10  Form of Warrant by Company.

     23.1  Consent of Experts and Counsel- Consent of Counsel

     23.2  Consent of Experts and Counsel- Consent of Accountant

     27.1  Financial Data Schedule

* Filed as an Exhibit to a report by the Company on a Form 8-K, filed March 30, 2000, and incorporated herein by this reference.

** Filed as an Exhibit to a report by the Company on a Form 8-K, filed June 8, 2000, and incorporated herein by this reference.

*** Filed as an Appendix to the Company's Definitive Proxy Statement, filed April 25, 2000, and incorporated herein by this reference.

**** Filed as an Exhibit to a report by the Company on a Form 8-K, filed March 21, 2000, and incorporated herein by this reference.

***** Filed as an Exhibit to a report by the Company on Form 10-KSB for the year ended June 30, 2000, and incorporated herein by reference.


ITEM  28.  UNDERTAKINGS

RULE  415  OFFERING.  The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and (iii) include any additional or changed material information in the plan of distribution.

(2) For determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in the City of Tampa, in the State of Florida on January 22, 2001.


FOREFRONT,  INC.

By:  /s/  Santu Rohatgi
          -------------
Santu Rohatgi, President
(principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


SIGNATURE                             TITLE                             DATE
                                    (Capacity)

/S/Santu Rohatgi     President, Chief Financial Officer,       January 22, 2001
-------------------  Treasurer and Director

Santu Rohatgi        (Principal Executive Officer, Principal
                     Financial and Accounting Officer,
                     and Director)

/S/  Bruce  Benson   Director                                  January 22, 2001
-------------------

Bruce  Benson        (Director)


/S/  David  Kennedy  Director                                  January 22, 2001
-------------------

David  Kennedy       (Director)


/S/ Mark  Burchill   Director                                  January 22, 2001
-------------------

Mark Burchill        (Director)